Exhibit 10.10

SHORT FORM LEASE

Between

MACK-CALI CHESTNUT RIDGE L.L.C.,

as Landlord,

and

EAGLE PHARMACEUTICALS, INC.,

as Tenant

Building:

50 Tice Boulevard,

Woodcliff Lake, New Jersey

LEASE AGREEMENT

1.                                      PARTIES

1.1                               This LEASE ( the “Lease”) is made the 28th day of May, 2013 between MACK-CALI CHESTNUT RIDGE L.L.C. (“Landlord”) whose address is c/o Mack-Cali Realty Corporation, 343 Thornall Street, 8th Floor, Edison, New Jersey 08837-2206 and EAGLE PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”) whose address is 470 Chestnut Ridge Road, Woodcliff Lake, New Jersey.

2.                                      STATEMENT OF FACTS

2.1                               Landlord’s affiliate, 470 Chestnut Realty L.L.C. (“470 Chestnut Landlord”), and Tenant have previously entered into a lease dated March 28, 2007, as modified by a First Amendment to Lease dated July 6, 2007 and a Letter Agreement dated October 25, 2007 (hereinafter collectively referred to as the “Original Lease”) covering 11,090 gross rentable square feet on the first (1st) floor in the building located at 470 Chestnut Ridge Road, Woodcliff Lake, New Jersey (“470 Chestnut”); and

2.2                               Landlord desires to lease to Tenant and Tenant desires to lease from Landlord 9,906 gross rentable square feet on the third (3rd) floor of the building located at 50 Tice Boulevard, Woodcliff Lake, New Jersey for the period indicated herein pursuant to the terms and conditions of this “Lease”.

2.3                               Tenant and 470 Chestnut Landlord desire to extend the term of the Original Lease for a period to commence on January 1, 2013.

3.                                      AGREEMENT

NOW, THEREFORE, in consideration of the Premises and the covenants hereinafter set forth, Landlord and Tenant agree as follows:

3.1                               The above recitals are incorporated herein by reference.

3.2                               All capitalized and non-capitalized terms used in this Lease which are not separately defined herein but are defined in the copy of the Original Lease attached hereto as Schedule A shall have the meaning given to any such term therein. All references to the “Lease” in the copy of the Original Lease or in this Lease shall be deemed to refer to this Lease.

3.3                               A copy of the Original Lease, with certain sections struck through, is attached hereto as Schedule A, not for the purpose of having the Term of the Original Lease survive beyond the Original Lease Expiration Date (as defined in Section 3.9 below) or to grant 470 Chestnut Landlord any rights beyond those which exist under the Original Lease, but rather to incorporate the remaining terms thereof which are not shown as having been deleted and/or which are not otherwise deleted or modified herein, into this new and distinct Lease between Landlord and Tenant as if the same had been set forth in full herein rather than on Schedule A.

3.4                               The Basic Lease Provisions and Definitions of this Lease are as follows (the Basic lease Provisions and Definitions of the copy of the Original Lease attached hereto as Schedule A being inapplicable to this Lease and having been struck through on Schedule A):

BASIC LEASE PROVISIONS

1.                                      BASE PERIOD COSTS shall mean the following:

(a)                                 Base Operating Costs: Operating Costs incurred during the Calendar Year.

(b)                                 Base Real Estate Taxes: Real Estate Taxes incurred during the Calendar Year.

(c)                                  Base Insurance Costs: Insurance Costs incurred during the Calendar Year.

(d)                                 Base Utility and Energy Costs: Utility and Energy Costs incurred during the Calendar Year.

2.                                      BUILDING shall mean 50 Tice Boulevard, Woodcliff Lake, New Jersey.

3.                                      CALENDAR YEAR shall mean the calendar year 2013.

4.                                      COMMENCEMENT DATE shall mean June 1, 2013, subject to Section 3.5 hereof. Landlord, however, shall exercise reasonable efforts to advise Tenant, either in writing or orally, of Landlord’s good faith estimate of the Commencement Date at least five (5) days before such estimated date. Landlord’s failure to comply with the immediately preceding sentence shall neither be a breach, default or violation of the Lease by Landlord nor postpone, delay or defer the Commencement Date, it being understood that Landlord’s willingness to provide such estimate to Tenant is merely a courtesy and Tenant shall have no recourse against Landlord if the estimate is not furnished or if the estimate is inaccurate. Notwithstanding the foregoing, the Commencement Date shall only occur on a Friday of the week in which the Premises is substantially completed (unless Tenant shall commence occupying the Premises on a different day of the week) and Landlord shall confirm the Commencement Date to Tenant no less than three (3) days prior to the occurrence thereof.

5.                                      DEMISED PREMISES OR PREMISES shall mean and are agreed and deemed to be 9,906 gross rentable square feet on the third (3rd) floor as shown on Exhibit A to this Lease, which includes an allocable share of the Common Facilities.

6.                                      EXPIRATION DATE shall mean 11:59 p.m. on the last day of the month in which the day before the second (2nd) anniversary of the Commencement Date occurs.

7.                                      FIXED BASIC RENT shall mean the following:

Term	Annual Rate	Monthly Installments	Annual Per Rentable Sq. Ft. Rent
Months 1-24	$272,415.00	$22,701.25	$27.50

Supplementing the Fixed Basic Rent set forth in this Section and the Additional Rent due under the balance of this Lease, Tenant, as consideration for the work to be performed by Landlord under Section 3.5(i)-(iv) hereof and the Post-Commencement Date Landlord Work (as defined in Section 3.5 below), shall pay Landlord, as Additional Rent, on the first (1st) day of each and every calendar month during the entire Term of this Lease the sum of $2,063.75. If, for any reason other than a termination due to a default by Landlord under this Lease or a termination due to a casualty or condemnation as provided for in this Lease, the Term ends or expires before the last day of the month in which the day before the second (2nd) anniversary of the Commencement Date occurs, then, upon Landlord’s demand, Tenant shall pay Landlord in a single lump sum an amount equal to the product of $2,063.75 and the number of full calendar months between:  (a) the early termination date or early expiration date, as the case may be, and (b) the last day of the month in which the day before the second (2nd) anniversary of the Commencement Date occurs. In the event of termination of this Lease due to a default by Landlord under this Lease or a termination of this Lease due to a casualty or condemnation as provided for in this Lease, Tenant shall be responsible to pay the sum of $2,063.75 per month only through the date of such termination, prorated for any partial month.

8.                                      HVAC AFTER HOURS CHARGE shall mean $55.00 per hour per zone for heat and $75.00 per hour per zone for air conditioning, subject to Section 17.b) of the Original Lease. The HVAC

After Hours Charge is subject to increase from time to time to reflect the increase in the cost of providing such after hours HVAC service.

9.                                      NOTICE ADDRESSES shall mean the following:

If to Tenant (prior to the Commencement Date):

470 Chestnut Ridge Road

Woodcliff Lake, New Jersey 07675

If to Tenant (on or after the Commencement Date):

50 Tice Bouelvard

Woodcliff Lake, New Jersey 07675

In either case with a copy to:

Connell Foley LLP

85 Livingston Avenue

Roseland, New Jersey 07068

Attention: Michael X. McBride, Esq.

If to Landlord by personal or overnight delivery:

c/o Mack-Cali Realty Corporation

343 Thornall Street

Edison, New Jersey 08837-2206

Attention:  Executive Vice President and General Counsel

If to Landlord by mail:

c/o Mack-Cali Realty Corporation

P.O. Box 7817

Edison, New Jersey 08818-7817

Attention:  Executive Vice President and General Counsel

10.                               PARKING SPACES shall mean a total of thirty-six (36) unassigned parking spaces and three (3) spaces in the Building’s parking garage. In consideration for such garage parking, Tenant shall pay Landlord, as Additional Rent, $62.50 per space per month. Such Additional Rent shall be paid together with and in the same manner as the Fixed Basic Rent.

11.                               SECURITY DEPOSIT shall mean FORTY-FIVE THOUSAND AND 00/100 DOLLARS ($45,000.00). 470 Chestnut Landlord is presently holding a Security Deposit under the Original Lease in the amount of $75,000.00 which 470 Chestnut Landlord (subject to its rights to apply and retain all or any of any said Security Deposit pursuant to the terms of Article 13 of the Original Lease) shall transfer (i) $45,000.00 to the Landlord, and (ii) $30,000.00 to the Tenant, within five (5) business days after the Original Lease Expiration Date. Tenant hereby authorizes such transfer and Landlord agrees to accept payment of that portion of the Security Deposit in such manner. Upon such transfer, the transferred amount, together with the balance of the Security Deposit paid by Tenant to Landlord, shall be held by Landlord as the Security Deposit under this Lease pursuant to the terms hereof.

Landlord shall not be required to return to Tenant all or any part of the Security Deposit during the Term and Tenant shall not be entitled to any reduction in the Security Deposit during the Term.

12.                               TENANT’S BROKER shall mean Studley Inc.

13.                               TENANT’S PERCENTAGE shall mean and is agreed and deemed to be 4.22% (9,906 / 235,000 = 4.22%).

DEFINITIONS

1.                                      ADDITIONAL RENT means all money, other than the Fixed Basic Rent, payable by Tenant to Landlord under the Lease, including, but not limited to, the monies payable by Tenant to Landlord pursuant to Exhibits G and H of this Lease.

2.                                      BUILDING HOLIDAYS means the holidays shown on Exhibit E and all days observed as holidays by the United States, State, or labor unions representing individuals servicing the Building in behalf of Landlord; if there be no such labor unions, such definition shall include holidays designated by Landlord for the benefit of such individuals.

3.                                      BUILDING HOURS means Monday through Friday, 8:00 a.m. to 6:00 p.m. and Saturday, 8:00 a.m. to 1:00 p.m., but excluding Building Holidays.

4.                                      COMMON FACILITIES means and includes the lobby; elevator(s); fire stairs; public hallways; public lavatories; all other general Building components, facilities and fixtures that service or are available to more than one tenant; air conditioning mechanical rooms; fan rooms; janitors’ closets; electrical and telephone closets serving more than one tenant; elevator shafts and machine rooms; flues; stacks; pipe shafts and vertical ducts with their enclosing walls; and structural components of the Building.

Whenever the word “includes” or “including” is used in this Lease, it means “includes but is not limited to” and “including but not limited to,” respectively.

5.                                      EXHIBITS are the following:

Schedule A	Original Lease (attached to this Lease)
Exhibit A	Location of Premises (attached to this Lease)
Exhibit B	Rules and Regulations (attached to the Original Lease)
Exhibit C	Intentionally Omitted (the exhibit attached to the Original Lease is hereby deleted in its entirety)

Exhibit D	Cleaning Services (attached to the Original Lease)
Exhibit E	Building Holidays (attached to the Original Lease)
Exhibit F	Commencement Date Agreement (attached to the Original Lease)
Exhibit G	Tax and Operating Cost Rider (attached to the Original Lease)
Exhibit H	Electricity Rider (attached to the Original Lease)
Schedule B	Description of Materials (attached to this Lease)
Schedule C	Additional Space (attached to this Lease)
Schedule D	Priority Tenants (attached to this Lease)

The Exhibits are attached at the back of the copy of the Original Lease attached hereto as Schedule A (except as noted above) and are a part of this Lease.

6.                                      LEGAL REQUIREMENTS means all present and future laws and ordinances of federal, state, municipal and county governments, and rules, regulations, orders and directives of departments, subdivisions, bureaus, agencies or offices of such governments, or any other governmental, public or quasi-public authorities having jurisdiction over the Building, and the directions of any public officer pursuant to law.

7.                                      PRIME means the so-called annual prime rate of interest established and quoted by The Wall Street Journal (or its successor), from time to time, but in no event greater than the highest lawful rate from time to time in effect.

8.                                      PERMITTED USE means general office use consistent with a first class office building and for no other purpose.

9.                                      REAL PROPERTY means the Building, the land upon which the Building stands, together with adjoining parking areas, sidewalks, driveways, landscaping and land.

10.                               STATE means the State of New Jersey.

11.                               TERM means the period of time beginning on the Commencement Date and ending on the Expiration Date.

3.5                               Exhibit C of the copy of the Original Lease attached hereto as Schedule A is hereby deleted. Article 20 of the copy of the Original Lease attached hereto as Schedule A is hereby deleted and replaced with the following: Subject to the next sentence, Tenant accepts the Premises in their “as-is” condition and agrees that Landlord shall have no obligation to perform any work in the Premises or grant Tenant any improvement allowance, construction credit or contribution, except as set forth in the next sentence. Landlord agrees, that prior to the Commencement Date, Landlord will, using Building standard means, methods, materials and manpower and pursuant to the Description of Materials attached hereto as Schedule B and made a part hereof: (i) paint the interior wall surfaces of the Premises, that are painted on the date hereof, in a color to be chosen by Tenant from Landlord’s standard selection chart, (ii) replace with new carpeting the carpet affixed to the floors of the Premises on the date hereof, (iii) demolish the walls within the Premises and (iv) connect electric power to Tenant’s workstations (collectively the “Pre-Commencement Date Landlord Work”). Following the Commencement Date, Landlord shall perform the balance of the work set forth in the Description of Materials. Tenant agrees to provide in writing its selections to Landlord for paint and carpet within three (3) business days following execution and delivery of this Lease. Failure to do so shall be deemed a Tenant delay and shall result in an acceleration of the Commencement Date by an equal number of days. Any improvement allowance, construction credit, contribution or obligation to perform work mentioned in the copy of the Original Lease attached hereto as Schedule A shall be inapplicable to this Lease, it being understood that this paragraph alone shall solely determine any improvement allowance, construction credit, contribution or work to which Tenant may be entitled under this Lease. In connection with the work described in the Description of Materials to be performed by Landlord following the Commencement Date (collectively the “Post-Commencement Date Landlord Work”), Tenant shall permit Landlord access to the Premises to perform such Post-Commencement Date Landlord Work on the terms set forth in this Section, without such Post-Commencement Date Landlord Work constituting an eviction or otherwise entitling Tenant to any abatement, reduction or modification of the Fixed Basic Rent or Additional Rent due under the Lease. Tenant shall, at its expense, reasonably cooperate with Landlord during the performance of such Post-Commencement Date Landlord Work by relocating all personnel, as necessary. All Post-Commencement Date Landlord Work shall be performed without material interruption of Tenant’s use and shall be effected and performed with as little inconvenience or interference with Tenant’s operations as reasonably possible, and in furtherance thereof, Landlord agrees to exercise reasonable efforts to ensure that no Post-Commencement Date Landlord Work shall be performed during the hours of 9:00 A.M. through 6:00 P.M. Monday through Friday. If during the course of the Post-Commencement Landlord Work, Tenant is unable to utilize any portion of the Premises, at Tenant’s request, Landlord shall permit Tenant, as a licensee only, the right to utilize a portion of a vacant space in the Building of similar size, designated by Landlord while Tenant is unable to utilize such portion of the Premises. Landlord shall have no obligation to prepare any such vacant space for Tenant’s occupancy or incur any costs in connection therewith. Landlord shall exercise reasonable efforts to ensure that the Demised Premises are returned by Landlord to substantially the condition in which the Demised Premises existed (other than completed Post-Commencement Date Landlord Work and normal and reasonable wear and tear related thereto) prior to 9:00 A.M. on Monday through Friday to allow for Tenant’s use of the Demised Premises. Landlord, at its sole cost and expense, shall exercise reasonable efforts to submit complete applications for any permits necessary for the performance of the Post-Commencement Date Landlord Work (the “Permits”) within five (5) business days after the execution of this Lease, diligently pursue the issuance of the Permits, and shall exercise reasonable efforts to substantially complete the Post-Commencement Date Landlord Work within thirty (30) days after the issuance of the Permits, subject to force majeure events, circumstances beyond Landlord’s reasonable control, acts of God and Tenant’s acts and/or omissions. Landlord has advised Tenant that Landlord has a reasonable basis to believe on the date hereof that the Permits will be obtained by no later than twenty-one (21) days after submission of application for the same, subject to force majeure events, circumstances beyond Landlord’s reasonable control, acts of God and Tenant’s acts and/or omissions. Lease commencement shall occur on, and the Commencement Date is defined as, the earlier date of: (i) occupancy by Tenant or (ii) substantial completion of the Pre-Commencement Date Landlord Work. Notwithstanding anything contained herein to the contrary, if Landlord, for any reason whatsoever, including Landlord’s negligence, cannot deliver possession of the Premises, then: (a) this Lease shall not be void or voidable, (b) Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, (c) the Term shall be for the full term as specified above to commence from and after the date Landlord shall have delivered possession of the Premises to Tenant (herein the “Commencement Date”) and to expire at 11:59 P.M. on the last day of the month in which the day before the second (2nd) anniversary of the Commencement Date occurs and (d), if requested by Landlord, Landlord and Tenant shall, by a writing signed by the parties in the form set forth as Exhibit F to the copy of the Original Lease attached hereto as Schedule A, ratify and confirm said Commencement and Expiration Dates, so long as Tenant retains the right, subject to the terms of the Original Lease, to remain in Tenant’s premises at 470 Chestnut pursuant to the Original Lease and the Term thereof continues until the day immediately prior to the Commencement Date. Exhibit F of the copy of the Original Lease attached hereto as Schedule A is hereby deemed amended to provide that the “Landlord” identified therein shall be the Landlord of this Lease.

3.6                               As of the date hereof, the phrase “if, the term…the Commencement Date,” from Section 6.a)(i) of the copy of the Original Lease attached hereto as Schedule A shall be deemed deleted.

3.7                               As of the date hereof, Article 31 of the copy of the Original Lease attached hereto as Schedule A shall be deemed deleted.

3.8                               As of the date hereof, the figure of $.13 in Section a of Exhibit H to the copy of the Original Lease attached hereto as Schedule A shall be deemed increased to $.15 for this Lease.

3.9                               Tenant and the 470 Chestnut Landlord agree that the term of the Original Lease shall be deemed extended, upon the same terms and conditions in effect on December 31, 2012 under the Original Lease, so that the term thereof shall end on, and the Expiration Date of the Original Lease for the Tenant’s premises at 470 Chestnut shall be, the day immediately following the Commencement Date of this Lease for the Premises (the “Original Lease Expiration Date”), with the Fixed Basic Rent for such period to be the same monthly Fixed Basic Rent in effect for December, 2012 (470 Chestnut Landlord and Tenant expressly agreeing that such period shall not be considered or deemed to be a holdover period or holdover tenancy and that Section 19 of the Original Lease shall not apply thereto, unless Tenant holds over beyond the Original Lease Expiration Date). Section 6 of the Basic Lease Provisions of the Original Lease and Section 11 of the Definitions portion of the Original Lease shall be deemed amended accordingly. Notwithstanding anything contained to the contrary in this Section, if Tenant does not vacate, in the condition called for in the Original Lease, the premises at 470 Chestnut on the Original Lease Expiration Date, then, Tenant shall be in hold over in its premises at 470 Chestnut from and after the day after the Original Lease Expiration Date, i.e., the day following the Commencement Date of this Lease, pursuant to Article 19 of the Original Lease.

3.10                        Landlord and Tenant agree that Article 29 Relocation of the Original Lease shall be in full force and effect for this Lease and that all obligations of Tenant and all rights of Landlord under said Article 29 shall apply to this Lease, except that the Relocation Space shall be located in either the Building or 300 Tice Boulevard, Woodcliff Lake, New Jersey and contain a similar exterior window line as the Premises. The relocation shall be effected with as little inconvenience or interference with Tenant’s operations as commercially reasonably possible and Landlord shall be responsible at its sole cost and expense for any work that may need to be performed to build out the Relocation Space to make it reasonably comparable to the Demised Premises following the completion of the Post-Commencement Date Landlord Work.

3.11                        As of the date hereof, Article 32 of the copy of the Original Lease attached hereto as Schedule A shall be deemed deleted and replaced with the following:

a.                                      i.                                          A.                                    Subject to the provisions of this Article, Tenant shall have the option to lease from Landlord contiguous space (“Additional Space”) on the third (3rd) floor deemed to be approximately 1,199 gross rentable square feet, as shown on the floor plan, attached hereto as Schedule C, at the expiration of the existing space lease (or if presently unoccupied, the initial space lease(s) permitted pursuant to this Article) for such Additional Space, subject to Landlord’s right to renew such leases or to enter into direct leases with existing subtenants located within the Additional Space and subject to the rights of any existing tenants with respect to the Additional Space which exist on the date of this Lease (any such tenants or subtenants being “Priority Tenants”). The Priority Tenants are listed on Schedule D attached hereto. If the Term of this Lease shall be in full force and effect on the expiration or termination date of the existing space leases or initial space lease, as the case may be, for the Additional Space, subject to Landlord’s right to renew such leases or enter into direct leases with Priority Tenants, Tenant shall have the option to lease all, but not less than all of the Additional Space then being offered to Tenant on an as-is basis, provided Tenant gives Landlord written notice of such election within ten (10) days after Tenant shall receive Landlord’s notice that such Additional Space is available for leasing to Tenant.

B.                                    Prior to the first (1st) anniversary of the Commencement Date, Tenant shall also have the right to Lease the Additional Space at any time if the Term of this Lease shall be in full force and effect and subject to the rights of any Priority Tenants, and provided the Additional Space is unoccupied at such time (and without Landlord having actively engaged a prospective third party tenant to lease such space) Tenant may exercise the option hereinafter referred to by sending Landlord written notice referencing this section and Tenant shall lease all, but not less than all of the Additional Space on an as-is basis. If, prior to Tenant’s exercise of Tenant’s right set forth in this paragraph, Landlord shall receive a bona fide proposal or bona fide counteroffer from a prospective third-party tenant, or its agent, for all or any part of the Additional Space, then, Landlord shall so notify Tenant in writing and Tenant shall have the right to lease the Additional Space by giving Landlord written notice within ten (10) days after Tenant’s receipt of Landlord’s notice, TIME BEING OF THE ESSENCE. If Tenant fails or refuses to exercise this option within the time periods set forth above (TIME BEING OF THE ESSENCE), then and in such event Tenant shall have no further rights under this Section with respect to such Additional Space.

C.                                    If Tenant shall elect to lease said Additional Space: (w) said Additional Space shall be deemed incorporated within and part of the Premises on the date that Landlord shall notify Tenant that such Additional Space is ready for occupancy by Tenant and shall expire on the Expiration Date of this Lease, (x) the Fixed Basic Rent payable under this Lease shall be increased by an amount such that during the balance of the term of this Lease the Fixed Basic Rent for said Additional Space shall be the then fair market rent for the Additional Space, as determined in the manner set forth in clause ii. below, (y) Tenant’s Percentage shall be proportionately increased, and (z) all other terms and provisions set forth in this Lease shall apply, except that Landlord not be required to perform any work with respect to said Additional Space or provide any tenant improvement allowance. Notwithstanding anything contained to the contrary in Section 3.11a.i. hereof, if Tenant has exercised its option for the Additional Space within the period beginning on the Commencement Date and ending on the day prior to the first (1st) anniversary of the Commencement Date: (a) for that period only, Fixed Basic Rent on the Additional Space shall be $27.50 annually per rentable square foot and (b) Landlord shall grant Tenant a tenant improvement allowance for the Additional Space of ten dollars ($10.00) per square foot of the Additional Space, equitably prorated based on the remaining term applicable thereto as determined solely by Landlord.

D.                                    The parties shall promptly execute an amendment of this Lease confirming Tenant’s election to lease said Additional Space and the incorporation of said Additional Space into the Premises.

ii.                                       Landlord and Tenant shall use their best efforts, within thirty (30) days after Tenant’s election to lease the Additional Space (“Negotiation Period”) to agree upon the Fixed Basic Rent to be paid by Tenant for said Additional Space. If Landlord and Tenant shall agree upon the Fixed Basic Rent, the parties shall promptly execute an amendment to this Lease stating the Fixed Basic Rent for the Additional Space.

If the parties are unable to agree on the Fixed Basic Rent for said Additional Space during the Negotiation Period, then within fifteen (15) days notice from the other party, given after expiration of the Negotiation Period, each party, at its cost and upon notice to the other party, shall appoint a person to act as an appraiser hereunder, to determine the fair market rent for the Additional Space. Each such person shall be a real estate broker or appraiser with at least ten (10) years’ active commercial real estate appraisal or brokerage experience (involving the leasing of similar space as agent for both landlords and tenants) in Bergen County. If a party does not appoint a person to act as an appraiser within said fifteen (15) day period, the person appointed by the other party shall be the sole appraiser and shall determine the aforesaid fair market rent. Each notice containing the name of a person to act as appraiser shall contain the person’s address. Before proceeding to establish the fair market rent, the appraisers shall subscribe and swear to an oath fairly and impartially to determine such rent.

If the two appraisers are appointed by the parties as stated in the immediately preceding paragraph, they shall meet promptly and attempt to determine the fair market rent. If they are unable to agree within forty-five (45) days after the appointment of the second appraiser, they shall attempt to select a third person meeting the qualifications stated in the immediately preceding paragraph within fifteen (15) days after the last day the two appraisers are given to determine the fair market rent. If they are unable to agree on the third person to act as appraiser within said fifteen (15) day period, the third person shall be appointed by the American Arbitration Association, upon the application of Landlord or Tenant to the office of the Association nearest the Building. The person appointed to act as appraiser by the Association shall be required to meet the qualifications stated in the immediately preceding paragraph. Each of the parties shall bear fifty percent (50%) of the cost of appointing the third person and of paying the third person’s fees. The third person, however selected, shall be required to take an oath similar to that described above.

The three appraisers shall meet and determine the fair market rent. A decision in which two of the three appraisers concur shall be binding and conclusive upon the parties. In deciding the dispute, the appraisers shall act in accordance with the rules then in force of the American Arbitration Association, subject however, to such limitations as may be placed on them by the provisions of this Lease.

After the Fixed Basic Rent for the Additional Space has been determined by the appraiser or appraisers and the appraiser or appraisers shall have notified the parties, at the request of either party, both parties shall execute and deliver to each other an amendment of this Lease stating the Fixed Basic Rent for the Additional Space.

If the Fixed Basic Rent for said Additional Space has not been agreed to or established prior to the incorporation of said Additional Space in the Premises, then Tenant shall pay to Landlord an annual rent (“Temporary Rent”) which Temporary Rent on a per square foot basis shall be equal to the Fixed Basic Rent, on a per square foot basis, then being paid by Tenant for the Premises.

Thereafter, if the parties shall agree upon a Fixed Basic Rent, or the Fixed Basic Rent shall be established upon the determination of the fair market rent by the appraiser or appraisers, at a rate at variance with the Temporary Rent (i) if such Fixed Basic Rent is greater than the Temporary Rent, Tenant shall promptly pay to Landlord the difference between the Fixed Basic Rent determined by agreement or the appraisal process and the Temporary Rent, or (ii) if such Fixed Basic Rent is less than the Temporary Rent, Landlord shall credit to Tenant’s subsequent monthly installments of Fixed Basic Rent the difference between the Temporary Rent and the Fixed Basic Rent determined by agreement or the appraisal process.

In determining the fair market rent for said Additional Space, the appraiser or appraisers shall be required to take into account the rentals at which leases are then being concluded for comparable space in the Building and in comparable buildings in the County of Bergen, New Jersey. In no event shall the Fixed Basic Rent for the Additional Space, on a per square foot basis, be less than the Fixed Basic Rent for the Premises, on a per square foot basis.

b.                                      The option granted to Tenant under this Section 3.11 may be exercised only by Tenant, its permitted successors and assigns, and not by any subtenant or any successor to the interest of Tenant by reason of any action under the Bankruptcy Code, or by any public officer, custodian, receiver, United States Trustee, trustee or liquidator of Tenant or substantially all of Tenant’s property. Tenant shall have no right to exercise any of such options subsequent to the date Landlord shall have the right to give the notice of termination referred to in Article 10 of the copy of the Original Lease attached hereto as Schedule A. Notwithstanding the foregoing, Tenant shall have no right to exercise the option granted to Tenant hereunder if, at the time it gives notice of such election (i) Tenant shall not be in occupancy of substantially all of the Premises or (ii) the Premises or any part thereof shall be the subject of a sublease. If Tenant shall have elected to exercise its option hereunder, such election shall be (at Landlord’s option) deemed withdrawn if, at any time after the giving of notice of such election and prior to the occupancy of the Additional Space, Tenant shall sublease all or any part of the Premises or assign Tenant’s interest in this Lease.

3.12                        This Lease shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

3.13                        Each party agrees that it will not raise or assert as a defense to any obligation under this Lease or make any claim that this Lease is invalid or unenforceable due to any failure of this document to comply with ministerial requirements, including, but not limited to, requirements for corporate seals, attestations, witnesses, notarizations, or other similar requirements, and each party hereby waives the right to assert any such defense or make any claim of invalidity or unenforceability due to any of the foregoing.

3.14                        Tenant consents to the receipt of electronic messages of a promotional nature from Landlord or its affiliate and such messages shall not constitute a notice under Article 26 of the copy of the Original Lease attached hereto as Schedule A.

3.15                        Each party expressly agrees that if the signature of Landlord, the 470 Chestnut Landlord, and/or Tenant on this Agreement is not an original, but is a digital, mechanical or electronic reproduction (such as, but not limited to, a photocopy, fax, e-mail, PDF, Adobe image, JPEG, telegram, telex or telecopy), then, such digital, mechanical or electronic reproduction shall be as enforceable, valid and binding as, and the legal equivalent to, an authentic and traditional ink-on-paper original wet signature penned manually by its signatory.

3.16                        Tenant, to the best of its information, knowledge and belief as of the date hereof, hereby represents to 470 Chestnut Landlord that (i) there exists no default under the Original Lease either by Tenant or by the 470 Chestnut Landlord; (ii) Tenant is entitled to no credit, free rent or other offset or abatement of the rents due under the Original Lease; and (iii) there exists no offset, defense or counterclaim to Tenant’s obligation under the Original Lease. 470 Chestnut Landlord, to the best of its information, knowledge and belief as of the date hereof, hereby represents to Tenant that: (a) there exists no default under the Original Lease, either by 470 Chestnut Landlord or by the Tenant, (b) the Security Deposit being held by 470 Chestnut Landlord is equal to $75,000.00 and, (c) 470 Chestnut Landlord has no entitlement or right to any portion thereof, subject to Article 13 of the Original Lease.

3.17                       If applicable as solely determined by Landlord, this Lease is expressly conditioned upon Landlord receiving the written consent and approval of Landlord’s mortgagee to the terms and provisions of this Lease (subject to no condition that is objectionable to Landlord, in its sole discretion) not later than thirty (30) days after execution of this Lease by Tenant, and delivery to Landlord. Should said consent, if applicable as solely determined by Landlord, not be received within the aforesaid time period (the “Mortgagee Consent Period”), the parties shall make a good faith effort to restructure the terms of this

Lease to address the mortgagee’s concerns. If applicable as solely determined by Landlord, should the parties fail to so restructure this Lease within thirty (30) days after the expiration of the Mortgagee Consent Period, then Landlord or Tenant may, at either party’s option, cancel this Lease and thereafter the parties shall have no further obligations to each other with respect to this Lease and this Lease shall otherwise remain in full force and effect.

3.18                        In the event of any conflict between the terms of the copy of the Original Lease which is attached hereto as Schedule A and the terms of this Lease or other attachment hereto, the terms set forth in the body of this Lease and other attachments hereto shall control. For purposes of clarification, each of 470 Chestnut Landlord, Tenant, and Landlord acknowledge and agree that: (i) the Original Lease shall terminate on the Original Lease Expiration Date, (ii) a copy of the Original Lease, with certain sections struck through, is attached hereto as Schedule A, not for the purpose of having the Term of the Original Lease survive beyond the Original Lease Expiration Date or to grant 470 Chestnut Landlord any rights beyond those which exist under the Original Lease, but rather to incorporate the remaining terms thereof which are not shown as having been deleted and/or which are not otherwise deleted or modified herein, into this new and distinct Lease between Landlord and Tenant as if same had been set forth in full herein rather than on Schedule A, and (iii) the 470 Chestnut Landlord and Landlord are, as of the date hereof, affiliates, Tenant is relocating from the premises it is leasing under the Original Lease to the premises it will be leasing under this Lease and in order to coordinate the Original Lease Expiration Date with the Commencement Date of this Lease and other matters specified herein concerning the occurrence of the Original Lease Expiration Date, 470 Chestnut Landlord is executing this Lease.

IN WITNESS WHEREOF, the parties hereto have unto set their hands the day and year first above written.

LANDLORD:

MACK-CALI CHESTNUT RIDGE L.L.C.

By:	Mack-Cali Realty, L.P., sole member

	By:	Mack-Cali Realty Corporation, general partner

	By:	/s/ Christopher M. DeLorenzo
Christopher M. DeLorenzo
Senior Vice President of Leasing

470 CHESTNUT LANDLORD (Solely for purposes of Sections 2.3, 3.4 (11) 3.9, 3.16 and 3.18 hereof)

470 CHESTNUT REALTY L.L.C.

By:	Mack-Cali Realty, L.P., sole member

	By:	Mack-Cali Realty Corporation, general partner

	By:	/s/Christopher M. DeLorenzo
Christopher M. DeLorenzo
Senior Vice President of Leasing

TENANT:

EAGLE PHARMACEUTICALS, INC.

By:	/s/ Scott Tarriff
	Name:	Scott Tarriff
	Title:	CEO

SCHEDULE A

Original Lease

TABLE OF CONTENTS

1.	LEASE:	1

2.	FIXED BASIC RENT:	1

3.	USE AND OCCUPANCY:	1

4.	CARE AND REPAIR OF PREMISES:	1

5.	ALTERATIONS, ADDITIONS OR IMPROVEMENTS:	2

6.	ASSIGNMENT AND SUBLEASE:	2

7.	COMPLIANCE WITH RULES AND REGULATIONS:	4

8.	DAMAGES TO BUILDING:	4

9.	EMINENT DOMAIN:	5

10.	LANDLORD’S REMEDIES ON DEFAULT:	5

11.	DEFICIENCY:	6

12.	SUBORDINATION:	6

13.	SECURITY DEPOSIT:	6

14.	RIGHT TO CURE TENANT’S BREACH:	7

15.	LIENS:	7

16.	RIGHT TO INSPECT AND REPAIR:	7

17.	SERVICES TO BE PROVIDED BY LANDLORD:	7

18.	TENANT’S ESTOPPEL:	8

19.	HOLDOVER TENANCY:	8

20.	LANDLORD’S WORK; COMMENCEMENT:	8

21.	OVERDUE RENT CHARGE/INTEREST:	8

22.	INSURANCE:	9

23.	INDEMNITY:	10

24.	BROKER:	10

25.	PERSONAL LIABILITY:	11

26.	NOTICES:	11

27.	AUTHORITY:	11

28.	PARKING SPACES	11

29.	RELOCATION:	12

30.	MISCELLANEOUS:	12

31.	OPTION TO RENEW:	14

32.	RIGHT OF FIRST OFFER:	16

GENERAL CONDITIONS

1.                                      LEASE:

Landlord has leased the Premises to Tenant for the Term.

2.                                      FIXED BASIC RENT:

Tenant will pay Landlord the Fixed Basic Rent. At Landlord’s option, if Tenant shall default in the payment of Fixed Basic Rent and/or Additional Rent beyond applicable notice and cure periods more than two (2x) times in any Lease Year, upon notice to Tenant, Tenant will pay the Fixed Basic Rent and Additional Rent by electronic transfer. The Fixed Basic Rent payable for the entire Term will be the aggregate of the Annual Rate set forth in the Basic Lease Provisions and will be payable, in advance, on the first day of each calendar month during the Term at the Monthly Installments set forth in the Basic Lease Provisions, except that a proportionately lesser amount will be paid for the first month of the Term if the Term commences on a day other than the first day of the month. Tenant will pay the first (1st) full monthly installment of Fixed Basic Rent upon Tenant’s execution and delivery of this Lease. Tenant will pay Fixed Basic Rent, and any Additional Rent, to Landlord at Landlord’s address set forth in the first paragraph of this Lease, or at such other place as Landlord may designate in writing, without demand and without counterclaim, deduction or set off.

3.                                      USE AND OCCUPANCY:

Tenant will use the Premises solely for the Permitted Use.

Neither Tenant, nor anyone acting by or through Tenant, will generate, handle, dispose, store or discharge any hazardous substances or wastes as defined by Legal Requirements in, on or around the Premises, the Building or the Real Property in violation of any Legal Requirements (such actions collectively referred to as “Prohibited Actions”). Tenant will defend, indemnify and hold Landlord harmless against any and all loss, cost, damage, liability or expense (including attorneys’ fees and disbursements) which Landlord may sustain as a result of any Prohibited Actions. Landlord will defend, indemnify and hold Tenant harmless against any and all loss, cost, damage, liability or expense (including attorneys’ fees and disbursements) which Tenant may sustain as a result of any Prohibited Actions of Landlord.

4.                                      CARE AND REPAIR OF PREMISES:

Tenant will not commit any act that damages the Premises or Building and will take good care of the Premises, and will comply with all Legal Requirements relating to Tenant’s use and/or manner of use of the Premises. Landlord will, at Tenant’s expense, make all necessary repairs to the Premises. Landlord will make all necessary repairs to the Common Facilities. The cost of repairs to the Common Facilities will be included in Operating Costs, except where the repair has been made necessary by misuse or neglect by Tenant or Tenant’s agents, employees, contractors, invitees, visitors or licensees (collectively, “Tenant’s Agents”), in which event Landlord will nevertheless make the repair but Tenant will pay to Landlord, as Additional Rent, upon demand, the cost incurred by Landlord to complete such repairs. Except as may otherwise be set forth in Exhibit C attached hereto, all improvements made by Tenant prior to or after the commencement of the Term which are attached to the Premises will, at Landlord’s option, become the property of Landlord upon the expiration or sooner termination of this Lease. Not later than the last day of the Term, Tenant will, at Tenant’s expense, remove from the Building all of Tenant’s personal property and those improvements made by Tenant which Landlord has not elected by notice to Tenant to retain as Landlord’s property, as well as all trade fixtures (other than built-in cabinet work), moveable partitions, telephone, computer, data and antenna wiring, cabling and related conduit and the like. Tenant will repair all injury done by or in connection with the installation or removal of said property, improvements, wiring and the like; cap or terminate all telephone, computer and data connections at service entry panels in accordance with Legal Requirements; and surrender the Premises in as good condition as they were at the beginning of the Term, except for reasonable wear and damage by casualty or other cause not due to the misuse or neglect by Tenant and/or Tenant’s Agents. All property of Tenant remaining on the Premises after the last day of the Term will be conclusively deemed abandoned and may be removed and discarded or stored at Tenant’s risk by Landlord, and Tenant will pay Landlord for the cost of such removal, discarding and/or storage. Notwithstanding anything contained herein to the contrary, Tenant shall remove all installations that are “non-standard office improvements”. For purposes hereof, “non-standard office improvements” shall mean raised flooring, interior staircases. vaults, elevators, modifications to the Building’s utility and mechanical systems and unusual configuration for first class office space. Tenant shall repair any damage to the Premises resulting from such removal Tenant is responsible throughout the Term for all costs related to the repair and maintenance of any additional or supplemental HVAC systems, appliances and equipment serving exclusively the Premises or installed to meet Tenant’s specific requirements. Tenant will purchase and maintain throughout the Term an annual full maintenance and service contract for this equipment and will forward a copy of each proposed contract to Landlord for its approval prior to signing it.

5.                                      ALTERATIONS, ADDITIONS OR IMPROVEMENTS:

Tenant will not, without first obtaining the written consent of Landlord, make any alterations, additions or improvements (collectively, “alterations”) in, to or about the Premises. Unless the alterations affect the Common Facilities or Building Systems or would otherwise require a building permit, Landlord will not unreasonably withhold or delay its consent. Building Systems include the life safety, plumbing, electrical, heating, ventilation and air conditioning systems in the Building. Tenant may, upon prior notice to Landlord, perform minor cosmetic improvements, such as painting and wallpapering, without the prior consent of Landlord.

If Tenant shall request the consent or approval of Landlord to the making of any alterations or to any other thing, and Landlord shall seek and pay a separate fee for the opinion of Landlord’s counsel, architect, engineer or other representative or agent as to the form or substance thereof, Tenant shall pay Landlord, as Additional Rent, within 30 days after demand, all reasonable costs and expenses of Landlord incurred in connection therewith, including, in case of any alterations, costs and expenses of Landlord in reviewing plans and specifications.

6.                                      ASSIGNMENT AND SUBLEASE:

Tenant will not mortgage, pledge, assign or otherwise transfer this Lease or sublet all or any portion of the Premises in any manner except as specifically provided for in this Article 6:

a)                                     If Tenant desires to assign this Lease or sublease all or part of the Premises, the terms and conditions of such assignment or sublease will be communicated by Tenant to Landlord in writing no less than twenty (20) days prior to the effective date of such sublease or assignment. Prior to such effective date, Landlord will have the option, upon notice to Tenant, to terminate the Lease, (i) in the case of subletting, solely as to that portion of the Premises to be sublet, or (ii) in the case of an assignment, as to all of the Premises, and in such event, Tenant will be fully released from its obligations with respect to the terminated space (“Recapture Space”) accruing from and after the effective date. If Landlord terminates the Lease as to the Recapture Space, in no event will Landlord be liable for a brokerage commission in connection with the proposed assignment or sublet. If Landlord recaptures the Recapture Space, Tenant shall be solely responsible, at its cost and expense, for all alterations required to separate the Recapture Space from the balance of the Premises, including, but not limited to, construction of demising walls and separation of utilities.

b)                                     In the event that the Landlord elects not to terminate the Lease as to the Recapture Space, Tenant may assign this Lease or sublet the whole or any portion of the Premises, subject to Landlord’s prior written consent which consent will not be unreasonably withheld, conditioned or delayed, subject to the following terms and conditions and provided the proposed occupancy is in keeping with that of a first-class office building:

i)                                         Tenant will provide to Landlord the name, address, nature of the business and evidence of the financial condition of the proposed assignee or sublessee;

ii)                                      The assignee win assume, by written instrument, all of the obligations of the Tenant under this Lease, and a copy of such assumption agreement will be furnished to Landlord within ten (10) days of its execution. No further assignment of this Lease or subletting all or any part of the Premises will be permitted;

iii)                                   Each sublease will provide that sublessee’s rights will be no greater than those of Tenant, and that the sublease is subject and subordinate to this Lease and to the matters to which this Lease is or will be subordinate, and that in the event of default by Tenant under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such sublessee will, at Landlord’s option, attorn to Landlord pursuant to the terms of such sublease, except that Landlord will not (i) be liable for any previous act or omission of Tenant under such sublease or, (ii) be subject to any offset not expressly provided for in this Lease or by any previous prepayment of more than one month’s rent;

iv)                                  The liability of Tenant and each assignee will be joint, several and primary for the observance of all the provisions, obligations and undertakings of this Lease, including the payment of Fixed Basic Rent and Additional Rent through the entire Term, as the same may be renewed, extended or otherwise modified;

v)                                     Tenant will promptly pay to Landlord any consideration received for any assignment or all of the rent (fixed basic rent and additional rent) and any other consideration payable by the subtenant to Tenant under or in connection with a sublease, as and when received, in excess of the Fixed Basic Rent and Additional Rent required to be paid by Tenant for the area sublet, less reasonable and customary expenses of such subleasing (including but not limited to brokerage commissions and costs of improvements);

vi)                                  The acceptance by Landlord of any rent from the assignee or from any subtenant or the failure of Landlord to insist upon strict performance of any of the terms, conditions and covenants of this Lease will release neither Tenant, nor any assignee assuming this Lease, from the Tenant’s obligations set forth in this Lease;

vii)                               The proposed assignee or subtenant is not then an occupant of any part of the Building or any other building then owned by Landlord or its affiliates within a five-mile radius of the Building provided comparable space is available in the Building or any other building then owned by Landlord or its affiliates within a five-mile radius;

viii)                            The proposed assignee or subtenant is not an entity or a person or an affiliate of an entity with whom Landlord is or has been, within the preceding twelve (12) month period, negotiating to lease space in the Building or any other building owned by Landlord or its affiliates within a five-mile radius of the Building, provided comparable space is available in the Building;

ix)                                  There will not be more than one (1) subtenant in the Premises (in addition to Tenant);

x)                                     Tenant will not advertise the subtenancy for less than Landlord’s then current market rent for the Premises for a comparable term;

xi)                                  Tenant will pay Landlord a ONE THOUSAND FIVE HUNDRED AND 00/100 DOLLAR ($1,500.00) administrative fee for each request for consent to any sublet or assignment simultaneously with Tenant’s request for consent to a specific sublet or assignment; and

xii)                               The proposed assignee or subtenant will use the Premises for the Permitted Use only.

c)                                      If Tenant is a corporation (other than a corporation whose stock is listed and traded on a nationally recognized stock exchange), the transfer (however accomplished, whether in a single transaction or in a series of related or unrelated transactions) of a majority of the issued and outstanding stock [or any other mechanism such as, by way of example, the issuance of additional stock, a stock voting agreement or change in class(es) of stock which results in a change of control of Tenant], and if Tenant is a partnership, joint venture or limited liability company (collectively “Entity”), the transfer (by one or more transfers) of an interest in the distributions of profits and losses of such Entity (or other mechanism, such as, by way of example, the creation of additional partnership or limited liability company interests) which results in a change of control of such Entity will be deemed an assignment of this Lease, subject to provisions of this Article.

Notwithstanding anything contained in this Lease to the contrary, Tenant may assign this Lease or sublet all or any portion of the Premises to (i) any corporation or other Entity directly or indirectly controlling or controlled by Tenant or under common control with Tenant, or (ii) any successor by merger, consolidation, corporate reorganization or acquisition of all or substantially all of the assets of Tenant (any transaction referred to in clauses (i) or (ii) hereof will be a “Permitted Transfer”) provided that the net worth of any transferee of a Permitted Transfer will not be less than the greater of (A) the net worth of Tenant immediately preceding the Permitted Transfer or (B) the net worth of Tenant as of the date of the execution and delivery of this Lease by both parties. Any other assignment or subleasing of Tenant’s interest under this Lease will be subject to Landlord’s approval, which approval will not be unreasonably withheld, conditioned or delayed.

d)                                     Except as specifically set forth above, if any portion of the Premises or of Tenant’s interest in this Lease is acquired by any other person or entity, whether by assignment, mortgage, sublease, transfer, operation of law or act of the Tenant, or if Tenant pledges its interest in this Lease or in any security deposit required hereunder, Tenant will be in default.

7.                                      COMPLIANCE WITH RULES AND REGULATIONS:

Tenant will observe and comply with the rules and regulations set forth in Exhibit B and with such further reasonable rules and regulations as Landlord may prescribe from time to time in writing and deliver to Tenant.

8.                                      DAMAGES TO BUILDING:

If the Building is damaged by fire or any other cause to such extent that the cost of restoration, as reasonably estimated by Landlord, will equal or exceed twenty-five (25%) percent of the replacement value of the Building (exclusive of foundations) just prior to the occurrence of the damage or if insurance proceeds received by Landlord are inadequate to restore the Building and Premises (unless Landlord in its sole discretion elects to provide additional funds to restore the Building and Premises), then Landlord may, no later than the sixtieth (60th) day following the damage, give Tenant a notice electing to terminate this Lease. In such event, this Lease will terminate on the thirtieth (30th) day after the giving of such notice, and Tenant will surrender possession of the Premises on or before such date. If this Lease is not terminated pursuant to this

Article, Landlord will restore the Building and the Premises with reasonable promptness, subject to Force Majeure, as defined in Article 31 e) below. Landlord shall not be obligated to restore fixtures and improvements owned by Tenant.

In any case in which use of the Premises is affected by any damage to the Building, there will be either an abatement or an equitable reduction in Fixed Basic Rent and Additional Rent, depending on the period for which and the extent to which the Premises are not reasonably usable for general office use. The words “restoration” and “restore” as used in this Article will include repairs.

9.                                      EMINENT DOMAIN:

If Tenant’s use of the Premises is materially affected due to the taking by eminent domain of (a) the Premises or any part thereof; or (b) any other part of the Building or Real Property; then, in either event, this Lease will terminate on the date when title vests pursuant to such taking. The Fixed Basic Rent, and any Additional Rent, will be apportioned as of such termination date and any Fixed Basic Rent or Additional Rent paid for any period beyond said date, will be repaid to Tenant. Tenant will not be entitled to any part of the award for such taking or any payment in lieu thereof, but Tenant may file a separate claim for any taking of fixtures and improvements owned by Tenant which have not become the Landlord’s property, and for moving expenses, provided the same will, in no way, affect or diminish Landlord’s award. In the event of a partial taking which does not effect a termination of this Lease but does deprive Tenant of the use of a portion of the Premises, there will be either an abatement or an equitable reduction in Fixed Basic Rent and Additional Rent, depending on the period for which and the extent to which the Premises are not reasonably usable for general office use. If this Lease is not terminated pursuant to this Article, Landlord will restore the Building and the Premises with reasonable promptness and at its sole cost and expense, subject to Force Majeure, and subject to the availability and adequacy of the condemnation award. If the condemnation award is inadequate to restore the Building and Premises (unless Landlord in its sole discretion elects to provide additional funds to restore the Building and Premises), this Lease will terminate on the date when title vests pursuant to such taking.

10.                               LANDLORD’S REMEDIES ON DEFAULT:

If Tenant defaults in the payment of Fixed Basic Rent or any Additional Rent or in the performance of any of the other covenants and conditions of this Lease or permits the Premises to become deserted, abandoned or vacated, Landlord may give Tenant notice of such default, and if Landlord elects to give such notice and if Tenant does not cure any Fixed Basic Rent or Additional Rent default within five (5) days or other default within fifteen (15) days after the giving of such notice (or if such other default is of such nature that it cannot be completely cured within such period, if Tenant does not commence such curing within such fifteen (15) days and thereafter proceed with reasonable diligence and in good faith to cure such default), then Landlord may terminate this Lease or Tenant’s right to possession upon not less than ten (10) days notice to Tenant, and on the date specified in such notice Tenant’s right to possession of the Premises will cease, but Tenant will remain liable as provided below in this Lease. If this Lease or Tenant’s right to possession will have been so terminated by Landlord, Landlord may at any time thereafter recover possession of the Premises by any lawful means and remove Tenant or other occupants and their effects. Landlord may, at Tenant’s expense, relet all or any part of the Premises and may make such alterations, decorations or other changes to the Premises as Landlord considers appropriate in connection with such reletting, without relieving Tenant of any liability under this Lease. Lessee shall pay to Lessor, on demand, such expenses as Lessor may incur, including, without limitation, court costs and reasonable attorney’s fees and disbursements, in enforcing the performance of any obligation of Lessee under this Lease.

Tenant hereby waives all right of redemption to which Tenant or any person under Tenant might be entitled by any Legal Requirement.  Tenant hereby further waives any and all rights to invoke N.J.S.A. 2A:l8-60.

11.                               DEFICIENCY:

In any case where Tenant has defaulted and Landlord has recovered possession of the Premises or terminated this Lease or Tenant’s right to possession, Tenant’s obligation to pay Landlord all the Fixed Basic Rent and Additional Rent up to and including the Expiration Date will not be discharged or otherwise affected. Landlord will have all rights and remedies available to Landlord at law and in equity by reason of Tenant’s default, and may periodically sue to collect the accrued obligations of the Tenant together with interest at Prime plus four percent per annum from the date owed to the date paid, but in no event greater than the maximum rate of interest permitted by law, minus net rents received by Landlord through the Expiration Date from such re-letting, such net rents to be determined by first deducting from the gross rents through the Expiration Date of this Lease as and when received by Landlord from such re-letting, the expenses incurred or paid by Landlord in terminating the term of this lease and in re-entering the Premises and in securing possession thereof, as well as the expenses of reletting, including altering and preparing the Premises for new tenants, brokers’ commissions, attorneys’ fees and all other expenses properly chargeable against the Premises.

Alternatively, in any case where Landlord has recovered possession of the Premises by reason of Tenant’s default, Landlord may at Landlord’s option, and at any time thereafter, and without notice or other action by Landlord, and without prejudice to any other rights or remedies it might have hereunder or at law or equity, become entitled to recover from Tenant, as damages for such breach, in addition to such other sums herein agreed to be paid by Tenant, to the date of re-entry, expiration and/or dispossess, an amount equal to the difference between the Fixed Basic Rent and Additional Rent reserved in this Lease from the date of such default to the date of Expiration Date of the original Term and the then fair and reasonable rental value of the Premises for the same period. Said damages shall become due and payable to Landlord immediately upon such breach of this Lease and without regard to whether this Lease be terminated or not, and if this Lease be terminated, without regard to the manner in which it is terminated. In the computation of such damages, the difference between an installment of Fixed Basic Rent and Additional Rent thereafter becoming due and the fair and reasonable rental value of the Premises for the period for which such installment was payable shall be discounted to the date of such default at the rate of not more than six percent (6%) per annum.

12.                               SUBORDINATION:

This Lease will, at the option of any holder of any underlying lease or holder of any first mortgage or first trust deed, be subject and subordinate to any such underlying lease and to any first mortgage or first trust deed which may now or hereafter affect the Real Property, and also to all renewals, modifications, consolidations and replacements of such underlying leases and first mortgage or first trust deed. Although no instrument or act on the part of Tenant will be necessary to effectuate such subordination, Tenant will, nevertheless, execute and deliver such further instruments confirming such subordination of this Lease as may be desired by the holders of such first mortgage or first trust deed or by any of the lessors under such underlying leases. If any underlying lease to which this Lease is subject terminates, Tenant will, on timely request, recognize and acknowledge the owner of the Real Property as Tenant’s landlord under this Lease.

13.                               SECURITY DEPOSIT:

Tenant will deposit with Landlord on the signing of this Lease by Tenant, the Security Deposit for the performance of Tenant’s obligations under this Lease, including the surrender of possession of the Premises to Landlord in the condition required under this Lease. If Landlord applies all or any part of the Security Deposit to cure any default of Tenant, Tenant will, on demand, deposit with Landlord the amount so applied so that Landlord will have the full Security Deposit on hand at all times during the Term. In the event of a bona fide sale of the Real Property, subject to this Lease, Landlord will transfer the Security Deposit to the purchaser, and Landlord will be considered released by Tenant from all liability for the return of the Security Deposit; and Tenant agrees to look solely to the new landlord for the return of the Security Deposit, and it is agreed that this will apply to every transfer or assignment made of the Security Deposit to a new landlord. Provided Tenant is not in default, the Security Deposit (less any portions of it previously used, applied or retained by Landlord), will be returned to Tenant after the expiration or sooner termination of this Lease and delivery of the entire Premises to Landlord in accordance with the provisions of this Lease. Tenant will not assign, pledge or otherwise encumber the Security Deposit, and Landlord will not be bound by any such assignment, pledge or encumbrance.

14.                               RIGHT TO CURE TENANT’S BREACH:

If Tenant breaches any covenant or condition of this Lease, Landlord may, on prior notice to Tenant (except that no notice need be given in case of emergency), cure such breach at the expense of Tenant, and the reasonable amount of all expenses, including attorney’s fees, incurred by Landlord in so doing (whether paid by Landlord or not) will be deemed payable on demand as Additional Rent.

15.                               LIENS:

Tenant will not permit any lien or other encumbrance to be filed as a result of any act or omission (or alleged act or omission) of Tenant. Tenant will, within thirty (30) days after notice from Landlord, discharge or satisfy by bonding or otherwise any liens filed against Landlord or all or any portion of the Real Property as a result of any such act or omission, including any lien or encumbrance arising from contract or tort claims.

16.                               RIGHT TO INSPECT AND REPAIR:

Landlord or its designees may enter the Premises (but will not be obligated to do so) at any reasonable time on reasonable notice to Tenant (except that no notice need be given in case of emergency) for the purpose of: (i) inspection; (ii) performance of any work or the making of such repairs, replacements or additions in, to, on and about the Premises or the Building, as Landlord deems necessary or desirable; or (iii) showing the Premises to prospective purchasers, mortgages and tenants. Tenant will provide Landlord or its designees free and unfettered access to any mechanical or utility rooms, conduits, risers or the like located within the Premises. Landlord or any prospective tenant shall have the right to enter the Premises during the last six (6) months of the Term to perform inspections, surveys, measurements or such other reasonable activities as may be necessary to prepare the Premises for occupancy by the succeeding tenant (other than demolition and construction). Tenant will have no claims, including claims for interruption of Tenant’s business, or cause of action against Landlord by reason of entry for such purposes. Landlord shall use commercially reasonable efforts to minimize interruption of Tenant’s business.

17.                               SERVICES TO BE PROVIDED BY LANDLORD:

a)                                     Landlord will furnish to the Premises (i) electricity for normal lighting and ordinary office machines, (ii) during Building Hours, HVAC required for the reasonable use and occupancy of the Premises, and (iii) janitorial service (as set forth in Exhibit D), all in a manner comparable to that of similar first class buildings in the arena.  In addition, Landlord shall provide Common Facilities lighting at the Real Property during Building Hours and for such additional hours as, in Landlord’s reasonable judgment, is necessary or desirable to insure proper operation and safety of the Real Property.

b)                                     Tenant will be entitled to make use of HVAC beyond the Building Hours, at Tenant’s sole cost and expense, provided Tenant has notified Landlord by 3:00 p.m. on the day that Tenant will require said overtime use if said overtime use is required on any weekday, and by 3:00 p.m. on Friday for Saturday and/or Sunday overtime use. Tenant will pay Landlord the

HVAC After Hours Charge (as defined in the Basic Lease Provisions) for HVAC beyond the Building Hours.

18.                               TENANT’S ESTOPPEL:

Tenant will, from time to time, on not less than ten (10) business days prior written request by Landlord, execute, acknowledge and deliver to Landlord an estoppel certificate containing such information as Landlord may reasonably request.

19.                               HOLDOVER TENANCY:

Tenant agrees that it must surrender possession of the Premises to Landlord on the Expiration Date or earlier termination of the Term. Tenant agrees to indemnify and hold Landlord harmless from and against all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including attorneys’ fees, resulting from any delay by Tenant in so surrendering the Premises, including any claims made by any succeeding tenant based on such delay. Tenant agrees that if possession of the Premises is not surrendered to Landlord on the Expiration Date or earlier termination of the Term, then Tenant agrees to pay Landlord as liquidated damages for each month and for any portion of a month during which Tenant holds over in the Premises after the Expiration Date or earlier termination of the Term, a sum equal to 150% of the average Fixed Basic Rent and Additional Rent which was payable per month under this Lease during the last three months of the Term for the first month and 200% of the aforesaid average Fixed Basic Rent and Additional Rent for each month and for any portion of a month thereafter. Such liquidated damages shall not limit Tenant’s indemnification obligation with respect to claims made by any succeeding tenant based on Tenant’s failure or refusal to surrender the Premises to Landlord on the Expiration Date or sooner termination of the Term. Nothing contained herein shall be deemed to authorize Tenant to remain in occupancy of the Premises after the Expiration Date or sooner termination of the Term.

20.                               LANDLORD’S WORK; COMMENCEMENT:

a)                                     Landlord agrees that, prior to the Commencement Date, it will perform work in the Premises in accordance with Exhibit C of this Lease (the “Work”).

b)                                     A satisfactory inspection of the Work by the applicable governmental authority allowing the Premises to be legally occupied, which may be later evidenced by a (temporary or final) Certificate of Occupancy (although the date of issuance may be other than the Commencement Date), will constitute sufficient evidence to demonstrate that Landlord has performed the Work and the Term has commenced. Landlord will endeavor to give Tenant three (3) business days prior written notice of the Commencement Date.

c)                                      Notwithstanding anything contained in this Lease to the contrary, if Tenant (or anyone having rights under or through Tenant) shall occupy all or any part of the Premises for the conduct of its business prior to the date Landlord has completed the Work, then the Commencement Date shall be deemed to occur on such date that Tenant (or anyone claiming under or through Tenant) shall occupy all or any part of the Premises for the conduct of its business.

d)                                     Notwithstanding anything contained in this Lease to the contrary, if Landlord, for any reason whatsoever cannot deliver possession of the Premises to Tenant on the Commencement Date set forth in the Basic Lease Provisions, this Lease will not be void or voidable, nor will Landlord be liable to Tenant for any loss or damage resulting therefrom, but in that event, the Term will commence on the earlier of: (i) the date Landlord delivers possession of the Premises to Tenant or (ii) the date Landlord would have delivered possession of the Premises to Tenant but for any reason attributable to Tenant.

21.                               OVERDUE RENT CHARGE/INTEREST:

a)                                     Tenant will pay an “Overdue Rent Charge” of eight percent (8%) of any installment of Fixed Basic Rent or Additional Rent which Tenant fails to pay within five (5) days after the due date thereof, to cover the extra expense involved in handling non-payments and/or delinquent payments. The Overdue Rent Charge will constitute Additional Rent and an agreed upon amount of liquidated damages and not a penalty. Notwithstanding anything in this Article to the contrary, Landlord shall waive an Overdue Rent Charge one time during each Lease Year provided, however, the installment of Fixed Basic Rent or Additional Rent so due is paid by the fifteenth (15th) day of the month. Payment received subsequent to the fifteenth (15th) of the month during these grace periods shall require an Overdue Rent Charge to be reassessed and added to Tenant’s obligations hereunder.

b)                                     Any amount owed by Tenant to Landlord which is not paid when due will bear interest at the lesser of(i) the rate of two percent (2%) per month from the due date of such amount, or (ii) maximum legal interest rate permitted by law. The payment of interest on such amounts will not extend the due date of any amount owed.

22.                               INSURANCE:

a)                                     Tenant’s Insurance.  On or before the Commencement Date or Tenant’s prior entry into the Premises, Tenant will obtain and have in full force and effect, insurance coverage as follows:

(i)                                     workers’ compensation in an amount required by law; (ii) commercial general liability insurance in limits of not less than Four Million Dollars ($4,000,000) combined for bodily injury and property damage on an occurrence basis and containing an endorsement naming Landlord and its managing agent, and at Landlord’s written request, its lender, as additional insureds, an aggregate limit per location endorsement, and no modification that would make Tenant’s policy excess or contributing with Landlord’s liability insurance; (iii) all risk property insurance for the full replacement value of all of Tenant’s furniture, fixtures, equipment, alterations, improvements or additions that do not become Landlord’s property upon installation; and (iv) any other form or forms of insurance or any increase in the limits of any of the coverages described above or other forms of insurance as Landlord or the mortgagees or ground lessors (if any) of Landlord may reasonably require from time to time if in the reasonable opinion of Landlord or said mortgagees or ground lessors said coverage and/or limits become inadequate or less than that commonly maintained by prudent tenants with similar uses in simi1ar first class office buildings in the area. All policies obtained by Tenant will be issued by carriers having ratings in Best’s Insurance Guide (“Best”) of A and VIII, or better (or equivalent rating by a comparable rating agency if Best no longer exists) and licensed in the State. All such policies must be endorsed to be primary and noncontributing with the policies of Landlord being excess, secondary and noncontributing. No policy will be canceled, nonrenewed or materially modified without thirty (30) days’ prior written notice by the insurance carrier to Landlord. If the forms of policies, endorsements, certificates, or evidence of insurance required by this Article are superseded or discontinued, Landlord may require other equivalent or better forms. Evidence of the insurance coverage required to be maintained by Tenant, represented by certificates of insurance issued by the insurance carrier, must be furnished to Landlord prior to Tenant occupying the Premises and at least thirty (30) days prior to the expiration of current policies. Copies of all endorsements required by this Article must accompany the certificates delivered to Landlord. The certificates will state the amounts of all deductibles and self-insured retentions and that Landlord will be notified in writing thirty (30) days prior to cancellation, material change, or non-renewal of insurance. If requested in writing by Landlord, Tenant will provide to Landlord a certified copy of any or all insurance policies or endorsements required by this Article.

b)                                     Tenant will not do or allow anything to be done on the Premises which will increase the rate of fire insurance on the Building from that of a general office building. If any use of the Premises by Tenant results in an increase in the fire insurance rate(s) for the Building, Tenant will pay Landlord, as Additional Rent, any resulting increase in premiums. Tenant’s insurance obligations set forth in Section 23 a) (i) and (ii) above shall continue in effect throughout the Term and after the Term as long as Tenant, or anyone claiming by, through or under Tenant, occupies all or any part of the Premises.

c)                                      Waiver of Claims.  Landlord and Tenant hereby waive all claims and release each other and each other’s employees, agents, customers and invitees from any and all liability for any loss, damage or injury to property occurring in, on, about or to the Premises or the Building or the Real Property by reason of fire or other casualty, regardless of cause, including the negligence of Landlord or Tenant and their respective employees, agents, customers and invitees, and agree that the property insurance carried by either of them will contain a clause whereby the insurer waives its right of subrogation against the other party. Each party to this Lease will give to its insurance company notice of the provisions of this Section 23 c) and have such insurance policies properly endorsed, if necessary, to prevent the invalidation of such insurance by reason of the provisions of this Section c). Each party shall bear the risk of its own deductibles. Landlord and Tenant acknowledge that the insurance requirements of this Lease reflect their mutual recognition and agreement that each party will look to its own insurance and that each can best insure against loss to its property and business no matter what the cause. If Tenant fails to maintain insurance or self insures for loss including, without limitation, business interruption, Tenant shall be deemed to have released Landlord for all loss or damage which would have been covered if Tenant had so insured.

d)                                     Building Insurance.  Landlord will at all times during the Term carry a policy of insurance which insures for the full replacement value of the Building, including the Premises and the Work, if any, against loss or damage by fire or other casualty (namely, the perils against which insurance is afforded by a standard fire insurance policy); provided, however, that Landlord will not be responsible for, and will not be obligated to insure against, any loss of or damage to any personal property or trade fixtures of Tenant or any alterations which Tenant may make to the Premises or any loss suffered by Tenant due to business interruption. All insurance maintained by Landlord pursuant to this Article may be effected by blanket insurance policies.

23.                               INDEMNITY:

Tenant will defend, indemnify and hold Landlord and its agents harmless from and against any and all claims, actions or proceedings, costs, expenses and liabilities, including reasonable attorneys fees and disbursements incurred in connection with each such claim, action or proceeding, whether in contract or tort, arising from Tenant’s use and occupancy of the Premises, including Tenant’s negligent acts or omissions at the Real Property. In case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, will, at Tenant’s expense, resist and defend such action or proceeding with counsel reasonably acceptable to Landlord. Notwithstanding the foregoing, Tenant will not be required to indemnify Landlord for any claim arising or resulting from the negligence or willful misconduct of Landlord, its employees, agents, contractors or invitees.

24.                               BROKER:

Landlord and Tenant each represents and warrants to the other that it hs dealt with no broker in connection with this transaction, except Tenant’s Broker and Landlord and Tenant shall indemnify and hold the other harmless from and against any and all loses, costs, damages, expenses, claims and liabilities (including court costs and reasonable attorneys’ fees and disbursements) arising out of any inaccuracy or alleged inaccuracy of this representation. Landlord shall pay Tenant’s Broker the commission to which it may be entitled pursuant to and in accordance with a separate agreement between Landlord and Tenant’s Broker.

25.                               PERSONAL LIABILITY:

There will be no personal liability on the part of Landlord, its constituent members (including officers, directors, partners, members and trustees) and their respective successors and assigns or any mortgagee in possession, with respect to any of the terms, covenants and conditions of this Lease, and Tenant will look solely to the equity of Landlord in the Building and the Real Property, and the proceeds therefrom, for the satisfaction of each and every remedy of Tenant in the event of any breach by Landlord of any of the terms of this Lease to be performed by Landlord, such exculpation of liability to be absolute and without any exceptions whatsoever.

26.                               NOTICES:

Any notice by either party to the other shall be in writing and shall be deemed to have been duly given only if (i) delivered personally or (ii) sent by registered mail or certified mail return receipt requested in a postage paid envelope or (iii) sent by nationally recognized overnight delivery service, if to Tenant, at the Premises; if to Landlord, at Landlord’s address as set forth above to the attention of President and Chief Executive Officer, with a copy to the attention of the Executive Vice President and General Counsel; or, to either at such other address as Tenant or Landlord, respectively, may designate in writing. Notice shall be deemed to have been duly given, if delivered personally, on delivery thereof, if mailed, upon the seventh (7th) day after the mailing thereof or if sent by overnight delivery service, the next business day.

27.                               AUTHORITY:

The signatories on behalf of Tenant represent and warrant that they are authorized to execute this Lease. Tenant represents and warrants to Landlord (i) that neither Tenant nor any person or entity that directly owns a ten percent (10%) or greater equity interest in Tenant nor any of its officers, directors or managing members (collectively, “Tenant and Others in Interest”) is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including Executive Order 13224 signed on September 24, 2001 (the “Executive Order”) and entitled “Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism”), or other governmental action, (ii) that Tenant and Others in Interest’s activities do not violate the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or the regulations or orders promulgated thereunder (as amended from time to time, the “Money Laundering Act”), and (iii) that throughout the Term Tenant will comply with the Executive Order and the Money Laundering Act.

28.                               PARKING SPACES

Tenant’s occupancy of the Premises will include the use of the parking spaces set forth in the Basic Lease Provisions. Tenant will, upon request, promptly furnish to Landlord the license numbers of the cars operated by Tenant and its subtenants, invitees, concessionaires, licensees and their respective officers, agents and employees. If any vehicle of Tenant, or of any subtenant, invitee, licensee, concessionaire, or their respective officers, agents or employees, is parked in any part of the Real Property other than those portions of the parking area(s) designated for this purpose by Landlord, or if Tenant shall exceed the number of parking spaces allocated to Tenant in the Basic Lease Provisions, then, in addition to Landlord’s rights and remedies provided in this Lease, Tenant will pay to Landlord $100.00 per day.

29.                               RELOCATION:

Landlord, at its expense, at any time before or during the Term, may, not more frequently than one (1x) time during the Term, relocate Tenant from the Premises to space of reasonably comparable size, utility and improvements (“Relocation Space”) within the Building upon sixty (60) days prior notice to Tenant. From and after the date of the relocation, the Fixed Basic Rent and Tenant’s Percentage will be adjusted based upon the gross rentable area of the Relocation Space; but in no event will the Fixed Basic Rent or Tenant’s Percentage increase as a result of such relocation. Landlord will pay Tenant the actual, reasonable, out of pocket moving costs incurred by Tenant in connection with such relocation. Landlord will have no liability for any interference with Tenant’s business resulting from such relocation.

30.                               MISCELLANEOUS:

a)                                     If any of the provisions of this Lease, or the application of such provisions, will be invalid or unenforceable, the remainder of this Lease will not be affected, and this Lease will be valid and enforceable to the fullest extent permitted by law.

b)                                     The submission of this Lease for examination does not constitute a reservation of, or option for, the Premises, and this Lease is submitted to Tenant for signature with the understanding that it will not bind Landlord unless and until it has been executed by Landlord and delivered to Tenant or Tenant’s attorney or agent and until the holder of any mortgage will have approved this Lease if such approval is required under the terms of such mortgage.

c)                                      No representations or promises will be binding on the parties to this Lease except those representations and promises expressly contained in the Lease.

d)                                     The article headings in this Lease are intended for convenience only and will not be taken into consideration in any construction or interpretation of this Lease or any of its provisions.

e)                                      Force Majeure means and includes those situations beyond either party’s reasonable control, including acts of God; strikes; inclement weather; or, where applicable, the passage of time while waiting for an adjustment of insurance proceeds. Any time limits required to be met by either party hereunder, whether specifically made subject to Force Majeure or not, except those related to the surrender of the Premises by the end of the Term or payment of Fixed Basic Rent or Additional Rent, will, unless specifically stated to the contrary elsewhere in this Lease, be automatically extended by the number of days by which any required performance is delayed due to Force Majeure.

f)                                       No payment by Tenant or receipt by Landlord of a lesser amount than the Fixed Basic Rent and Additional Rent payable hereunder will be deemed to be other than a payment on account of the earliest stipulated Fixed Basic Rent and Additional Rent, nor will any endorsement or statement on any check or any letter accompanying any check or payment of Fixed Basic Rent or Additional Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Fixed Basic Rent and Additional Rent or to pursue any other remedy provided herein or by law. All obligations of Tenant under this Lease shall survive the expiration or earlier termination of this Lease.

g)                                      No failure by either party to insist upon the strict performance of any covenant, agreement, term or condition of this Lease, or to exercise any right or remedy upon a breach of any such covenant, agreement, term or condition, and no acceptance by Landlord of full or partial rent during the continuance of any such breach by Tenant, will constitute a waiver of any such breach or of such covenant, agreement, term or condition. No consent or waiver, express or implied, by either party to or of any breach of any covenant, condition or duty of the other party will be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty unless such consent or waiver is in writing and signed by the party granting such consent or waiver.

h)                                     Landlord covenants that if, and so long as, Tenant pays Fixed Basic Rent and any Additional Rent as required under this Lease, and performs Tenant’s other covenants under the Lease, Landlord will do nothing to affect Tenant’s right to peaceably and quietly have, hold and enjoy the Premises for the Term, subject to the provisions of this Lease.

i)                                         The provisions of this Lease will apply to, bind and inure to the benefit of Landlord and its respective heirs, successors, legal representatives and assigns. The term “Landlord” as used in this Lease means only the owner or a master lessee of the Building, so that in the event of any sale of the Building or of any master lease thereof, the Landlord named herein will be and hereby is entirely freed and relieved of all covenants and obligations of Landlord under this Lease accruing after such sale, and it will be deemed without further agreement that the purchaser or the new master lessee of the Building has assumed and agreed to carry out any and all covenants and obligations of Landlord accruing under this Lease after such sale.

j)                                        Landlord reserves the right unilaterally to alter Tenant’s ingress and egress to the Building or make any change in operating conditions to restrict pedestrian, vehicular or delivery ingress and egress to a particular location, or at any time close temporarily any Common Facilities to make repairs or changes therein or to effect construction, repairs or changes within the Building, or to discourage non-tenant parking, and may do such other acts in and to the Common Facilities as in Landlord’s sole judgment may be desirable to improve their convenience.

k)                                     To the extent such waiver is permitted by law, the parties waive trial by jury in any action or proceeding brought in connection with this Lease or the Premises. This Lease will be governed by the laws of the State (without the application of any conflict of laws principles), and any action or proceeding in connection with this Lease shall be decided in the courts of the State.

l)                                         Tenant agrees not to disclose the terms, covenants, conditions or other facts with respect to this Lease, including the Fixed Basic Rent and Additional Rent, to any person, corporation, partnership, association, newspaper, periodical or other entity, except pursuant to a valid business purpose and to Tenant’s accountants or attorneys (who shall also be required to keep the terms of this Lease confidential) or as required by law.

m)                                 Any State statutory provisions dealing with termination rights due to casualty, condemnation, delivery of possession or any other matter dealt with by this Lease are superseded by the terms of this Lease.

n)                                     Whenever it is provided that Landlord will not unreasonably withhold, condition or delay consent or approval or will exercise its judgment reasonably (such consent or approval and such exercise of judgment being collectively referred to as “consent”), if Landlord delays, conditions or refuses such consent, Tenant waives any claim for money damages (including any claim for money damages by way of setoff, counterclaim or defense) based upon any claim or assertion that Landlord unreasonably withheld, conditioned or delayed consent. Tenant’s sole remedy will be specific performance. Failure on the part of Tenant to seek relief within 90 days after the date upon which Landlord has withheld, conditioned or delayed its consent will be deemed a waiver of any right to dispute the reasonableness of such withholding, conditioning or delaying of consent.

o)                                     Notwithstanding anything to the contrary contained in this Lease, in no event will Landlord or Tenant be liable to the other for the payment of consequential, punitive or speculative damages, except as provided in Article 19 hereof.

p)                                     Tenant will have access to the Premises 24 hours a day, 7 days a week through a key card access system, subject to the terms and provisions of this Lease and Legal Requirements.

31.                               [REDACTED]

32.                               [REDACTED]

EACH PARTY AGREES that it will not raise or assert as a defense to any obligation under this Lease, or make any claim that this Lease is invalid or unenforceable, due to any failure of this document to comply with ministerial requirements, including requirements for corporate seals, attestations, witnesses, notarizations or other similar requirements, and each party hereby waives the right to assert any such defense or make any claim of invalidity or unenforceability due to any of the foregoing.

THE PARTIES to this Lease have executed and delivered this Lease as of the date set forth above.

LANDLORD:			TENANT:

470 CHESTNUT REALTY L.L.C.			EAGLE PHARMACEUTICAL, INC.

By:	Mack-Cali Realty, L.P., member
By:	Mack-Cali Realty Corporation, general partner

By:	/s/ Christopher M. DeLorenzo		By:	/s/ Scott Tarriff
	Name:	Christopher M. DeLorenzo		Name:	Scott Tarriff
	Title:	Vice President of Leasing		Title:	President & CEO

EXHIBIT A

[REDACTED]

EXHIBIT B

RULES AND REGULATIONS

l.                                          OBSTRUCTION OF PASSAGEWAYS:  Tenant will not: (i) obstruct the sidewalks, entrance(s), passages, courts, elevators, vestibules, stairways, corridors and other public parts of the Building, or (ii) interfere with the ability of Landlord and other tenants to use and enjoy any of these areas, and (iii) use them for any purpose other than ingress and egress.

2.                                      WINDOWS:  Tenant will not cover or obstruct windows in the Premises. No bottles, parcels or other articles will be placed on the window sills, in the halls, or in any other part of the Building other than the Premises. No article will be thrown out of the doors or windows of the Premises.

3.                                      PROJECTIONS FROM BUILDING:  No awnings, air-conditioning units or other fixtures will be attached to the outside walls or the window sills of the Building or otherwise affixed so as to project from the Building, without the prior written consent of Landlord.

4.                                      SIGNS:  Tenant will not affix any sign or lettering to any part of the outside of the Premises, or any part of the inside of the Premises so as to be visible from the outside of the Premises, without the prior written consent of Landlord. However, Tenant will have the right to place its name on any door leading into the Premises, the size, color and style thereof to be subject to the Landlord’s approval. Notwithstanding the foregoing, Tenant shall have the right to install Building Standard signage at the entry to the Premises. Landlord will place Tenant’s name on the floor and Building directories at no cost to Tenant. Tenant will not have the right to have additional names placed on the Building directory without Landlord’s prior written consent.

5.                                      FLOOR COVERING:  Tenant will not lay linoleum or other similar floor covering so that the same will come in direct contact with the floor of the Premises. If linoleum or other similar floor covering is desired to be used, an interlining of builder’s deadening felt will first be fixed to the floor by a paste or other material that may easily be removed with water. The use of cement or other similar adhesive material for this purpose is expressly prohibited.

6.                                      INTERFERENCE WITH OCCUPANTS OF BUILDING:  Tenant will not make, or permit to be made, any unseemly or disturbing noises or odors and will not interfere with other tenants or those having business with them. Tenant will keep all mechanical apparatus in the Premises free of vibration and noise which maybe transmitted beyond the limits of the Premises.

7.                                      LOCK KEYS:  No additional locks or bolts of any kind will be placed on any of the doors or windows by Tenant. Tenant will, on the expiration or earlier termination of Tenant’s tenancy, deliver to Landlord all keys to any space within the Building either furnished to or otherwise procured by Tenant, and in the event of the loss of any keys furnished, Tenant will pay to Landlord the cost thereof. Tenant, before closing and leaving the Premises, will ensure that all windows are closed and entrance doors locked. Nothing in this Paragraph 7 will be deemed to prohibit Tenant from installing a security system within the Premises, provided: (1) Tenant obtains Landlord’s consent which will not be unreasonably withheld or delayed; (2) Tenant supplies Landlord with copies of the plans and specifications of the system; (3) such installation will not damage the Building or any Common Facilities; (4) all costs of installation and removal (if required by Landlord) will be borne solely by Tenant; and (5) Landlord is afforded the security code or other means of access to the Premises for purposes permitted under the Lease.

8.                                      CONTRACTORS:  Tenant will not enter into any contract of any kind with any supplier of towels, water, toilet articles, waxing, rug shampooing, venetian blind washing, furniture polishing, lamp servicing, cleaning of electrical fixtures, removal of waste paper, rubbish or garbage, or other like service, nor will Tenant install or cause to be installed any machine of any kind (other than customary office equipment) in the Premises, other portions of the Building or the Real Property without the prior written consent of the Landlord. Tenant will not employ any persons other than Landlord’s janitors for the purpose of cleaning the

Premises without the prior written consent of Landlord. Landlord will not be responsible to Tenant for any loss of property from the Premises, however occurring, or for any damage to the effects of Tenant by such janitors or any of its employees, or by any other person or any other cause.

9.                                      PROHIBITED ON PREMISES:  Tenant will not conduct, or permit any other person to conduct, any auction upon the Premises, nor will Tenant manufacture or store, or permit others to manufacture or store, goods, wares or merchandise upon the Premises, without the prior written approval of Landlord, except the storage in customary amounts of ordinary office supplies to be used by Tenant in the conduct of its business. Tenant will not permit the Premises to be used for gambling. Tenant will not permit any portion of the Premises to be occupied as an office for a public stenographer or typewriter, or for the manufacture or sale of intoxicating beverages, narcotics, tobacco in any form or as a barber or manicure shop or for any medical use, including medical testing on humans or animals. Canvassing, soliciting and peddling at the Real Property are prohibited, and Tenant will cooperate to prevent the same. No bicycles, vehicles or animals of any kind will be brought into or kept in or about the Real Property, except guide dogs.

10.                               PLUMBING, ELECTRIC AND TELEPHONE WORK:  Plumbing facilities will not be used for any purpose other than those for which they were constructed; and no sweepings, rubbish, ashes, newspaper or other substances of any kind will be thrown into them. Waste and excessive or unusual amounts of electricity or water use is prohibited. When electric or communications wiring of any kind is introduced, it must be connected as directed by Landlord, and no stringing or cutting of wires will be allowed, except by prior written consent of Landlord, and will be done by contractors approved by Landlord.

11.                               MOVEMENT OF FURNITURE, FREIGHT OR BULKY MATTER:  The carrying in or out of freight, furniture or bulky matter of any description must take place during such hours as Landlord may from time to time reasonably determine and only after advance notice to the manager of the Building. The persons employed by Tenant for such work must be reasonably acceptable to Landlord and provide liability insurance reasonably satisfactory to Landlord. Tenant may, subject to these provisions, move freight, furniture, bulky matter, and other material into or out of the Premises on Saturdays between the hours of 9:00 a.m. and 1:00 p.m., provided Tenant pays additional costs, if any, incurred by Landlord for elevator operators or security guards, and for any other expenses occasioned by such activity of Tenant, if at least three (3) days prior to such activity, Landlord requests that Tenant deposit with Landlord a sum which Landlord reasonably estimates to be the amount of such additional cost, the Tenant will deposit such sum with Landlord as security for such cost. There will not be used in the Building or Premises, either by Tenant or by others, any hand trucks except those equipped with rubber tires and side guards, and no hand trucks will be allowed in the elevators without the consent of the superintendent of the Building.

12.                               SAFES AND OTHER HEAVY EQUIPMENT:  Landlord reserves the right to prescribe the weight and position of all safes and other heavy equipment so as to distribute their weight properly and to prevent any unsafe condition from arising. Tenant will not place a load upon any floor of the Premises exceeding the floor load per square foot area which it was designed to carry or which is allowed by law.

13.                               ADVERTISING:  Landlord may prohibit any advertising by Tenant which in Landlord’s reasonable opinion tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant will refrain from or discontinue such advertising.

14.                               NON-OBSERVANCE OR VIOLATION OF RULES BY OTHER TENANTS:  Landlord will not be responsible to Tenant for non-observance or violation of any of these rules and regulations by any other tenant.

15.                               AFTER HOURS USE:  Landlord reserves the right to exclude from the Building during Building Hours and at all hours on Saturdays, Sundays and Building Holidays, all persons who do not present a pass to the Building signed by the Tenant. Each Tenant will be responsible for all persons for whom such a pass is issued and will be liable to the Landlord for the acts of such persons.

16.                               RESERVATION OF RIGHTS:  Landlord reserves to itself any and all rights not granted to Tenant hereunder, including the following:

a)                                     the exclusive right to the use of the name of the Building for all purposes, except that Tenant may use the name as its business address and for no other purposes;

b)                                     the right to change the name or address of the Building, without incurring any liability to Tenant for doing so;

c)                                      the right to install and maintain signs on the exterior of the Building;

d)                                     the exclusive right to use and/or allow others to use the roof of the Building;

e)                                      the right to limit the space on the directory of the Building to be allotted to Tenant; and

f)                                       the right to grant to anyone the right to conduct any particular business or undertaking in the Building.

17.                               HEALTH AND SAFETY:  Tenant will be responsible for initiating, maintaining and supervising all health and safety precautions and/or programs required by Legal Requirements applicable to the Premises and/or Tenant’s use and occupancy of the Premises.

—END—

EXHIBIT C

[REDACTED]

EXHIBIT D

CLEANING SERVICES
(Five Nights Per Week)

TENANT’S PREMISES

1.                                      Vacuum clean all carpeted areas.

2.                                      Sweep and dust mop all non-carpeted areas. Wet mop whenever necessary.

3.                                      All office furniture such as desks, chairs, files, filing cabinets, etc. will be dusted with a clean treated dust cloth whenever necessary and only if such surfaces are clear of Tenant’s personal property including but not limited to plants.

4.                                      Empty wastepaper baskets and remove waste to designated areas.

5.                                      All vertical surfaces within arms reach will be spot cleaned to remove finger marks and smudges. Baseboard and window sills are to be spot cleaned whenever necessary.

6.                                      All cleaning of cafeterias, vending areas and kitchen facilities are excluded. Tenant may make necessary arrangements for cleaning these areas directly with Landlord’s cleaning maintenance company.

7.                                      Cleaning hours will be Monday through Friday between 5:30p.m. and 11:00 p.m.

8.                                      No cleaning service is provided on Saturday, Sunday and Building Holidays.

9.                                      Cartons or refuse in excess of that which can be placed in wastebaskets will not be removed.  Tenant is responsible to place such unusual refuse in trash dumpster.

10.                               Cleaning maintenance company will neither remove nor clean tea, office cups or similar containers. If such liquids are spilled in wastebaskets, the wastebaskets will be emptied but not otherwise cleaned. Landlord will not be responsible for any stained carpet caused from liquids leaking or spilling from Tenant’s wastebaskets.

11.                               Glass entrance doors will be cleaned nightly. Interior glass doors or glass partitions are excluded. Tenant may make arrangements for cleaning interior glass doors and partitions with Landlord’s cleaning maintenance company.

COMMON AREAS

1.                                      Vacuum all carpeting in entrance lobbies, outdoor mats and all corridors.

2.                                      Wash glass doors in entrance lobby with a clean damp cloth and dry towel.

3.                                      Sweep and/or wet mop all resilient tile flooring. Clean hard surface floors such as quarry tile, etc.

4.                                     Wash, clean and disinfect water fountains.

5.                                      Clean all elevator cabs and stairwells.

6.                                      Lavatories — Men and Women.

a.                                      Floors in all lavatories will be wet mopped with a germicidal detergent to ensure a clean and germ free surface.

b.                                      Wash and polish all mirrors, shelves, bright work including any piping and toilet seats.

c.                                       Wash and disinfect wash basins and sinks using a germicidal detergent.

d.                                      Wash and disinfect toilet bowls and urinals.

e.                                       Keep lavatory partitions, tiled walls, dispensers and receptacles in a clean condition using a germicidal detergent when necessary.

f.                                        Empty and sanitize sanitary disposal receptacles.

g.                                       Fill toilet tissue holders, towel dispensers and soap dispensers. Refills to be supplied by Landlord or its cleaning contractor.

7.                                      Clean all air ventilation grill work in ceilings.

EXHIBIT E

BUILDING HOLIDAYS

BUILDING CLOSED

* NEW YEAR’S DAY *

* MEMORIAL DAY *

* INDEPENDENCE DAY *

*LABOR DAY*

* THANKSGIVING DAY *

* CHRISTMAS DAY *

— END—

EXHIBIT F

COMMENCEMENT DATE AGREEMENT

1.0                               PARTIES

THIS AGREEMENT made the                day of                 , 200   is by and between 470 CHESTNUT REALTY L.L.C. (“Landlord”) whose address is c/o Mack-Cali Realty Corporation, 343 Thornall Street, P.O. Box 7817, Edison, New Jersey 08818-7817 and EAGLE PHARMACEUTICAL, INC. (“Tenant”) whose address is .

2.0                               STATEMENT OF FACTS

2.1                               Landlord and Tenant entered into a Lease dated                             , 200   (referred to as the “Lease” in this Agreement) setting forth the terms of occupancy by Tenant of approximately                          gross rentable square feet on the              (      ) floor (referred to as the “Premises” in this Agreement) at                                  (referred to as “Building” in this Agreement); and

2.2                               The Commencement Date of the Term of the Lease has been determined in accordance with the provisions of Article 21 of the Lease.

3.0                               STATEMENT OF TERMS

The parties conclusively agree that they have received good and valuable consideration for making the following agreements:

3.1                               The Commencement Date of the Term of the Lease is                 , 200   and the Expiration Date of the Term is               , 20  , and Articles 7 and 11 of the Basic Lease Provisions and Definitions are modified accordingly.

3.2                               Tenant represents and warrants to Landlord that (i) there exists no default under the Lease either by Tenant or Landlord; and (ii) there exists no offset, defense or counterclaim to Tenant’s obligations under the Lease.

3.2                               This Agreement is executed by the parties hereto for the purpose of providing a record of the Commencement and Expiration Dates of the Lease.

EXCEPT as modified in this Agreement, the Lease will remain in full force and effect as if the same were set forth in full in this Agreement, and Landlord and Tenant ratify and confirm all the terms and conditions of the Lease as modified by this Agreement.

THIS AGREEMENT will be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

EACH PARTY AGREES that it will not raise or assert as a defense to any obligation under the Lease or this Agreement or make any claim that the Lease or this Agreement is invalid or unenforceable due to any failure of this document to comply with ministerial requirements including, but not limited to, requirements for corporate seals, attestations, witnesses, notarizations or other similar requirements, and each party waives the right to assert any such defense or make any claim of invalidity or unenforceability due to any of the failures described above.

Landlord and Tenant have executed this Agreement as of the date and year first above written and represent and warrant to each other that the individual signing this Agreement on its behalf possesses the requisite authority to sign this Agreement.

LANDLORD:		TENANT:

470 CHESTNUT REALTY L.L.C.		EAGLE PHARMACEUTICAL, INC.

By:	Mack-Cali Realty, L.P., member
By:	Mack-Cali Realty Corporation,
general partner

By:		By:
	Name:	Name:
	Title:	Title:

EXHIBIT G

TAX AND OPERATING COST RIDER

Tenant will pay in addition to the Fixed Basic Rent provided in this Lease, Additional Rent to cover Tenant’s Percentage of the increased cost to Landlord, for each of the categories enumerated in this Exhibit, over the “Base Period Costs” for these categories.

a.                                      Operating Cost Escalation — If the Operating Costs incurred for the Real Property for any Lease Year or Partial Lease Year during the Term will be greater than the Base Operating Costs (reduced proportionately to correspond to the duration of periods less than a Lease Year), then Tenant will pay to Landlord, as Additional Rent, Tenant’s Percentage of all such excess Operating Costs. Operating Costs will include, by way of illustration and not of limitation: personal property taxes; management fees comparable to that of similar first class office buildings in the area; labor, including all wages and salaries; social security and other taxes which may be levied against Landlord upon such wages and salaries; supplies; repairs and maintenance; maintenance and service contracts; painting; wall and window washing; tools and equipment (which are not required to be capitalized for federal income tax purposes); trash removal; lawn care; snow removal and all other items properly constituting direct operating costs according to standard accounting practices (collectively referred to as the “Operating Costs” in this Lease); but not including broker fees or commissions; legal fees incurred in the preparation or enforcement of leases; costs for leasehold improvements; legal fees for the negotiation and preparation of mortgages or other financings; costs to correct, and fines and penalties in connection with, violations of Legal Requirements; any amounts reimbursed by tenants or insurance; depreciation of Building or equipment; interest; income or excess profits taxes; costs of maintaining the Landlord’s corporate existence; franchise taxes; any expenditures required to be capitalized for federal income tax purposes, unless said expenditures are for the purpose of reducing Operating Costs at the Real Property (and then only the amount of any such reduction may be included in any given year), or those which under generally applied real estate practice are expensed or regarded as deferred expenses or are required under any Legal Requirement enacted after the date hereof, in which event the costs thereof shall be included such costs (together with an interest factor equal to the greater of 13% or 3 percentage points in excess of the prime rate established by JPMorgan Chase Bank, at the time of expenditure) shall be amortized over the useful life oft he item, not to exceed five (5) years. Notwithstanding anything contained herein to the contrary, any additional costs incurred by Landlord during the Calendar Year by reason of Landlord or any of its vendors entering into new labor contracts or renewals or modifications of existing labor contracts will not be included in Base Operating Costs. In addition, Tenant will pay Landlord Tenant’s Percentage of all costs and expenses incurred by Landlord in connection with complying with any “homeland security” requirements and such costs and expenses will not be included in Operating Costs.

b.                                      Fuel, Utilities and Electric Cost Escalation — If utility and energy costs, including any fuel surcharges or adjustments with respect thereto, incurred for water, sewer, gas, electric, other utilities and heating, ventilating and air conditioning for the Building, excluding all areas leased to tenants which are separately billed or metered (whether or not actually paid or collected) and including all other leasable areas (not separately bil1ed or metered within the Building), and Common Facilities electric, lighting, water, sewer and other utilities for the Building and other portions of the Real Property (collectively referred to in this Lease as “Utility and Energy Costs”), for any Lease Year or Partial Lease Year during the Term will be greater than the Base Utility and Energy Costs (reduced proportionately to correspond to the duration of periods less than a Lease Year), then Tenant will pay to Landlord as Additional Rent, Tenant’s Percentage of all such excess Utility and Energy Costs.

c.                                       Tax Escalation — If the Real Estate Taxes for the Real Property for any Lease Year or Partial Lease Year during the Term will be greater than the Base Real Estate Taxes (reduced proportionately to correspond to the duration of periods less than a Lease Year), then Tenant will pay to Landlord as Additional Rent, Tenant’s Percentage of all such excess Real Estate Taxes.

As used in this Lease, “Real Estate Taxes” mean the property taxes and assessments imposed upon the Building and other portions of the Real Property, or upon the rent payable to the Landlord, including, but not limited to, real estate, city, county, village, school and transit taxes, or taxes, assessments, or charges levied, imposed or assessed against the Real Property by any taxing authority, whether general or specific, ordinary or extraordinary, foreseen or unforeseen. If due to a future change in the method of taxation, any franchise, income or profit tax will be levied against Landlord in substitution for, or in lieu of, or in addition to, any tax which would otherwise constitute a Real Estate Tax, such franchise. income or profit tax will be deemed to be a Real Estate Tax for purposes of this Lease.

Landlord, will have the exclusive right, but not the obligation, to contest or appeal any Real Estate Tax assessment levied on all or any part of the Real Property. In the event Landlord obtains a refund of Real Estate Taxes for any Lease Year or partial Lease Year for which an Additional Rent Real Estate Tax payment has been made by Tenant, Landlord shall credit against Tenant’s next succeeding Additional Rent Tax payment, Tenant’s Percentage of the refund (but not more than the Additional Rent Tax payment that was the subject of the refund) after deducting from such refund the costs and expenses incurred by Landlord in obtaining the refund, including appraisers’ and consultants’ fees. In the event no Additional Rent Tax payment shall thereafter be due, Landlord shall pay such refund to Tenant.

d.                                      Insurance Cost Escalation — If the Insurance Costs for the Real Property for any Lease Year or Partial Lease Year during the Term will be greater than the Base Insurance Costs (reduced proportionately to correspond to the duration of periods less than a Lease Year), Tenant will pay, to Landlord as Additional Rent for each Lease Year or Partial Lease Year, Tenant’s Percentage of such excess Insurance Costs.

As used in this Lease, “Insurance Costs” mean all fire and other insurance costs, together with any deductibles, incurred by Landlord in connection with its operation and maintenance of the Real Property for any Lease Year or Partial Lease Year during the Term.

e.                                       Lease Year — As used in this Lease, Lease Year will mean a calendar year. Any portion of the Term which is less than a Lease Year, that is, from the Commencement Date through the following December 31, and from the last January 1 falling within the Term to the end of the Term, will be deemed a “Partial Lease Year”. Any reference in this Lease to a Lease Year will, unless the context clearly indicates otherwise, be deemed to be a reference to a Partial Lease Year if the period in question involves a Partial Lease Year.

f.                                        Payment — Prior to each Lease Year, Landlord will give Tenant an estimate of amounts payable under this Rider for such Lease Year or Partial Lease Year. By the first day of each month during such Lease Year or Partial Lease Year, Tenant will pay Landlord one-twelfth (1/12th) of the estimated amount. If, however, the estimate is not given before such Lease Year or Partial Lease Year begins, Tenant will continue to pay by the first day of each month on the basis of last year’s estimate, if any, until the month after the new estimate is given. As soon as practicable after each Lease Year or Partial Lease Year ends, Landlord will give Tenant a statement (the “Statement”) showing the actual amounts payable by Tenant under this Rider for such Lease Year. If the Statement shows that the actual amount Tenant owes for such Lease Year or Partial Lease Year is less than the estimated amount paid by Tenant during such Lease Year or Partial Lease Year, Landlord, at its option, will either return the difference or credit the difference against the next succeeding payment(s) of Additional Rent. If the Statement shows that the actual amount Tenant owes is more than the estimated Additional Rent paid by Tenant during such Lease Year or Partial Lease Year, Tenant will pay the difference within thirty (30) days after the Statement is delivered to Tenant.

g.                                       Books and Reports — Landlord will maintain books of account which, provided that Tenant has not breached this Lease, will be open to Tenant and its representatives at all reasonable times so that Tenant can determine that such Operating, Utility and Energy, Insurance and Real Estate Tax Costs have, in fact, been paid or incurred. Tenant’s representatives will mean only (i) Tenant’s employees or (ii) a Certified Public Accounting firm and neither Tenant’s employees nor any Certified Public Accounting firm will be permitted to perform such inspection and/or audit on a contingency basis or for any other tenant in the Building. At Landlord’s request, Tenant and/or Tenant’s Certified Public Accounting firm will execute a confidentiality agreement reasonably acceptable to Landlord prior to any examination of Landlord’s books and records. In the event Tenant disputes any one or more of such charges, Tenant will attempt to resolve such dispute with Landlord, provided that if such dispute is not satisfactorily settled between Landlord and Tenant within thirty (30) days, then upon request of either party, the dispute will be referred to an independent certified public accountant to be mutually agreed upon to arbitrate the dispute, and if such an accountant cannot be agreed upon, the American Arbitration Association may be asked by either party to select an arbitrator, whose decision on the dispute will be final and binding upon both parties, who will jointly share any cost of such arbitration. Pending resolution of the dispute, the Tenant will pay to Landlord the sum so billed by Landlord, subject to its ultimate resolution as set forth above. The arbitration mechanism set forth above shall be the sole process available to resolve such disputes.

h.                                      Right of Review — Once Landlord will have finally determined the Operating, Utility and Energy, Insurance or Real Estate Tax Costs at the expiration of a Lease Year, then as to the item so established, Tenant will only be entitled to dispute such charge for a period of six (6) months after such charge is billed to Tenant, and Tenant specifically waives any right to dispute any such charge any time after the expiration of said six (6) month period.

i.                                          Occupancy Adjustment — If the Building is less than eighty-five percent (85%) occupied during the Calendar Year or during any Lease Year or Partial Lease Year subsequent to the Calendar Year, then the Operating Costs will be adjusted during the Calendar Year and the Operating Costs and Utility and Energy Costs will be adjusted during any such Lease Year or Partial Lease Year so as to reflect eighty-five percent (85%) occupancy. The aforesaid adjustment will only be made with respect to those items that are in fact affected by variations in occupancy levels.

j.                                         The parties agree that Tenant’s Percentage, as defined in the Preamble, reflects and will be continually adjusted to reflect the ratio of the gross square feet of the area rented to Tenant (including an allocable share of all Common Facilities) [the numerator] as compared with the total number of gross square feet of the entire Building (or additional buildings that may be constructed within the Real Property) [the denominator] measured outside- wall to outside- wall, but excluding therefrom any storage areas. Landlord shall have the right to make changes or revisions in the Common Facilities of the Building so as to provide additional leasing area. Landlord shall also have the right to construct additional buildings in the Real Property for such purposes as Landlord may deem appropriate, and subdivide the lands for that purpose if necessary, and upon so doing, the Real Property shall become the subdivided lot on which the Building in which the Premises is located. However, if any service provided for in subparagraph a. or any utility provided for in subparagraph b. is separately billed or separately metered within the Building, then the square footage so billed or metered shall be subtracted from the denominator and the Tenant’s proportionate share for such service and/or utility shall be separately computed, and the Base Period Costs for such item shall not include any charges attributable to said square footage. Tenant understands that as a result of changes in the layout of the Common Facilities from time to time occurring due to, by way of example and not by way of limitation, the rearrangement of corridors, the aggregate of all Building tenant proportionate shares may be equal to, less than or greater than one hundred percent (100%).

— END —

EXHIBIT H

ELECTRICITY RIDER

ELECTRICITY:  The cost of electric current which is supplied by Landlord for use by Tenant in the Premises, other than for heating, ventilation or air conditioning purposes, will be reimbursed to Landlord at the Electric Rate.  The “Electric Rate” will mean the applicable time of day cost actually incurred by Landlord for electricity supplied to the Building (including all applicable surcharges, demand, line loss factor, taxes and other sums payable in respect to thereof).

a.                                      From and after the Commencement Date, Tenant agrees to pay as Additional Rent an estimated electrical charge of $.13 per gross rentable square foot per month, payable on the first day of each and every month, until such time as an electrical survey can be performed pursuant to subparagraph b. below.

b.                                      Within 120 days after the Commencement Date, Landlord will have an electrical engineering consultant make a survey of the electric power used in the Premises to determine Tenant’s average monthly electric consumption, and the costs of such survey (not to exceed $1,250) will be borne by Tenant.  The findings of the consultant will be conclusive and binding on Landlord and Tenant. After Landlord’s consultant has submitted its report, Tenant will pay to Landlord, within ten (10) days after demand therefor by Landlord, the amount (based on the average monthly consumption found by such consultant and applying the Electric Rate thereto) owing from the Commencement Date through and including the then current month, adjusted for the estimated electrical charges already paid, and thereafter, on the first day of every month, in advance, the cost of the electricity used in the Premises based on the amount set forth as the average monthly consumption in the report. Such costs will constitute Additional Rent due under the Lease. Proportionate sums will be payable for periods less than a full month. Notwithstanding anything herein to the contrary, if Tenant objects to the findings of Landlord’s consultant, Tenant shall nevertheless pay and continue to pay the amount determined by Landlord’s consultant until the issue is finally resolved, but Tenant may, at its expense, seek the services of an independent electrical consultant who shall make a survey as provided above. If Landlord’s and Tenant’s consultant cannot agree as to Tenant’s consumption within thirty (30) days of Tenant’s consultant’s findings either Landlord or Tenant may request the American Arbitration Association to appoint an electrical engineering consultant whose decision shall be final and binding on Landlord and Tenant, and whose cost shall be shared equally.

c.                                       In the event that there will be an increase or decrease in the Electric Rate, the Additional Rent payable for electricity will be adjusted equitably to reflect the increase or decrease in the Electric Rate.

d.                                      Tenant will notify Landlord promptly upon the introduction of any office equipment or lighting materially different from or in addition to that in the Premises as of the date of Landlord’s electrical survey. The introduction of any new or materially different equipment or lighting will, at Landlord’s election, be cause for a resurveying of the Premises at Tenant’s expense. Landlord reserves the right to inspect the Premises to insure compliance with this provision.

e.                                       Landlord will not be liable in any way to Tenant for any loss, damage or expense which Tenant may sustain or incur as a result of any failure, defect or change in the quantity or character of electrical energy available for redistribution to the Premises pursuant to this Exhibit H, nor for any interruption in the supply (unless caused solely by Landlord’s gross negligence or willful misconduct), and Tenant agrees that such supply may be interrupted for inspections, repairs and replacements upon reasonable advance notice and in emergencies. In no event will Landlord be liable for any business interruption suffered by Tenant. Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s business.

f.                                        Landlord, at Tenant’s expense, will furnish and install all replacement lighting tubes, lamps, ballasts, starters and bulbs required in the Premises.

g.                                       Tenant’s use of electrical service in excess of Building Hours may, at Landlord’s election, be cause for a resurveying of the Premises at Tenant’s expense.

-END-

EXHIBIT A

Premises

SCHEDULE B

Description of Materials

DESCRIPTION OF MATERIALS

DESCRIPTION OF MATERIALS

DESCRIPTION OF MATERIALS

DESCRIPTION OF MATERIALS

DESCRIPTION OF MATERIALS

DESCRIPTION OF MATERIALS

DESCRIPTION OF MATERIALS

DESCRIPTION OF MATERIALS

SCHEDULE C

Additional Space

EXHIBIT C

Intentionally Omitted

SCHEDULE D

Priority Tenants

NONE

FIRST AMENDMENT TO LEASE

1.0                               PARTIES

THIS AGREEMENT made the 1st day of July, 2013 is by and between MACK-CALI CHESTNUT RIDGE L.L.C. (hereinafter “Landlord’) whose address is c/o Mack-Cali Realty Corporation, 343 Thornall Street, Edison, New Jersey 08837 and EAGLE PHARMACEUTICALS, INC. (hereinafter “Tenant”) whose address is 50 Tice Boulevard, Woodcliff Lake, New Jersey 07675.

2.0                               STATEMENT OF FACTS

2.1                               Landlord and Tenant entered into a Lease dated May 28, 2013 (hereinafter “Lease”) setting forth the terms of occupancy by Tenant of 9,906 gross rentable square feet on the third (P) floor (hereinafter “Premises”) at 50 Tice Boulevard, Woodcliff Lake, New Jersey (hereinafter “Building”); and

2.2                               The Term of the Lease is for twenty-four (24) months with the Commencement Date of the initial Term being defined in the Basic Lease Provisions as being subject to change under Section 3.5 thereof; and

2.3                               It has been determined in accordance with the provisions of Section 3.5 of the Lease that May 31, 2013 is the Commencement Date of the Term of the Lease.

3.0                               STATEMENT OF TERMS

NOW, THEREFORE, in consideration of the Premises and the covenants hereinafter set forth, it is agreed:

3.1                               The Commencement Date of the Term of the Lease is May 31, 2013 and the Expiration Date of the Term is May 31, 2015, and Paragraphs 4 and 6 of the Basic Lease Provisions are modified accordingly.

3,2                               The Expiration Date of the Original Lease between 470 Chestnut Ridge Realty L.L.C. and Tenant covering Tenant’s premises at 470 Chestnut Ridge Road, Woodcliff Lake, New Jersey shall be May 30, 2013 and such date shall be the Original Lease Expiration Date.

3.3                               Tenant, to the best of its information, knowledge and belief as of the date hereof, hereby represents to Landlord that (i) there exists no default under the Lease either by Tenant or Landlord; and (ii) there exists no offset, defense or counterclaim to Tenant’s obligations under the Lease.

3.4                               This Agreement is executed by the parties hereto for the purpose of providing a record of the Commencement and Expiration Dates of the Lease.

3.5                               Tenant’s failure to sign this Agreement and return same to Landlord within ten (10) days after Tenant’s receipt of this Agreement shall be deemed to be Tenant’s acceptance of the Commencement Date and Expiration Date as stated in this Agreement.

EXCEPT as modified herein, the Lease covering the Premises shall remain in full force and effect as if the same were set forth in full herein and Landlord and Tenant hereby ratify and confirm all the terms and conditions thereof.

THIS AGREEMENT shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

EACH PARTY AGREES that it will not raise or assert as a defense to any obligation under the Lease or this Agreement or make any claim that the Lease or this Agreement is invalid or unenforceable due to any failure of this document to comply with ministerial requirements including, but not limited to, requirements for corporate seals, attestations, witnesses, notarizations, or other similar requirements, and each party hereby waives the right to assert any such defense or make any claim of invalidity or unenforceability due to any of the foregoing.

This Agreement may be executed in multiple counterparts, each of which, when assembled to include an original signature for each party contemplated to sign this Agreement, will constitute a complete and fully executed original. All such fully executed counterparts will collectively constitute a single agreement. Tenant expressly agrees that if the signature of Landlord and/or Tenant on this Agreement is not an original, but is a digital, mechanical or electronic reproduction (such as, but not limited to, a photocopy, fax, e-mail, PDF, Adobe image, JPEG, telegram, telex or telecopy), then such digital, mechanical or electronic reproduction shall be as enforceable, valid and binding as, and the legal equivalent to, an authentic and traditional ink-on-paper original wet signature penned manually by its signatory.

IN WITNESS THEREOF, Landlord and Tenant have hereunto set their hands and seals the date and year first above written and acknowledge one to the other they possess the requisite authority to enter into this transaction and to sign this Agreement.

LANDLORD:		TENANT:

MACK-CALI CHESTNUT RIDGE L.L.C.		EAGLE PAHRMACEUTICALS, INC.

By:	Mack-Cali Realty, L.P., sole member	By:

By:	Mack-Cali Realty, Corporation,
general partner

By:	/s/ Christopher M. Delorenzo	By:	/s/ Scott Tarriff
	Christopher M. Delorenzo		Name: Scott Tarriff
	Senior Vice President of Leasing		Title: Pres. and CEO

470 CHESTNUT REALTY L.L.C.

(Solely for the purpose of Section 3.2 hereof)

By:	Mack-Cali Realty, L.P., sole member

By:	Mack-Cali Realty, Corporation,
general partner

By:	/s/ Christopher M. Delorenzo
Christopher M. Delorenzo
Senior Vice President of Leasing